ASSET PURCHASE AGREEMENT

dated as of November 23, 2011

by and among

COLORADO GRANDE ENTERPRISES, INC.,

as Seller,

and

G INVESTMENTS, LLC,

as Purchaser

TABLE OF CONTENTS

Article 1 . PURCHASE AND SALE OF ASSETS		1
1.1	Purchase and Sale of Assets.	1
1.2	Excluded Assets.	2
1.3	Assumption of Liabilities.	2
1.4	Third Party Consents.	3

Article 2 . PURCHASE PRICE		3
2.1	Purchase Price and Payment.	3
2.2	Escrow Deposit.	4
2.3	Purchase Price Adjustment.	4
2.4	Allocation of Purchase Price.	5
2.5	Prorated Payments.	5
2.6	Physical Inventory Count.	6
2.7	Transfer Taxes.	6

Article 3 . CLOSING		6
3.1	Closing and Closing Date.	6

Article 4 . REPRESENTATIONS AND WARRANTIES OF SELLER		7
4.1	Representations and Warranties of Seller.	7

Article 5 . REPRESENTATIONS AND WARRANTIES OF PURCHASER		12
5.1	Representations and Warranties of Purchaser.	12

Article 6 . CLOSING DELIVERIES		13
6.1	Conditions to Closing; Closing Deliveries.	13
6.2	Regulatory and Other Approval.	14
6.3	Fulfillment of Conditions.	15

Article 7 . INDEMNIFICATION PROVISIONS		15
7.1	Survival of Representations and Warranties.	15
7.2	Indemnification by Seller.	15
7.3	Indemnification by Purchaser.	16
7.4	Time Limitations.	16
7.5	Indemnity Cap; Basket.	16
7.6	Right of Set-Off	17

Article 8 . TERMINATION		17
8.1	Termination.	17
8.2	No Consequential or Incidental Damages.	19

Article 9 . Operation of the Business Prior to the Closing Date		19
9.1	Conduct of Business Prior to Closing.	19

Article 10 . OTHER AGREEMENTS AND PROVISIONS		20
10.1	Further Assurances.	20
10.2	Tax Matters; Termination of the Guarantee.	20
10.3	Name Changes.	21
10.4	Bulk Sales Laws.	21
10.5	Employees; Benefit Plan Matters.	21

i

10.6	Notices.	23
10.7	Governing Law; Jurisdiction; Waiver of Jury Trial.	24
10.8	Severability Clause.	24
10.9	Assignment.	24
10.10	Entire Agreement.	24
10.11	Expenses.	24
10.12	Third Party Beneficiaries.	25
10.13	Confidentiality; Public Announcements.	25
10.14	Drafting.	25
10.15	Counterparts.	25

ii

TABLE OF EXHIBITS

EXHIBIT A:	Promissory Note
EXHIBIT B:	Guarantee
EXHIBIT C:	Security Agreement
EXHIBIT D:	Pledge Agreement
EXHIBIT E:	Net Working Capital

iii

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is made and entered into as of this 23rd day of November, 2011 (the “Agreement”), by and among COLORADO GRANDE ENTERPRISES, INC., a Colorado corporation having an address at 300 East Bennett Avenue, Cripple Creek, Colorado 80813 (“Seller”), and G INVESTMENTS, LLC, a Colorado limited liability company having an address at 3030 Orion Drive, Colorado Springs, Colorado 80906 (“Purchaser”). Capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth on the Glossary attached hereto and made a part hereof.

W I T N E S S E T H:

WHEREAS, Seller is engaged in the business of operating a casino and hotel in the city of Cripple Creek, Colorado known as the “Colorado Grande Casino & Hotel” (the “Business”).

WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller, the assets, properties and rights owned by Seller or that are used in, or are related to, the Business, for the consideration and upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. PURCHASE AND SALE OF ASSETS

1.1           Purchase and Sale of Assets. At the Closing (as defined in Section 3.1), Seller shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, free and clear of all Liens except for Permitted Liens, all of the right, title and interest of Seller in and to the assets of the Business, wherever located and however situated (collectively, the “Purchased Assets”), and as further enumerated below:

1.1.1           those Contracts listed on Schedule 4.1.16 of this Agreement which have been designated in writing by the parties to be assigned to, and assumed by, Purchaser including the Leases (the “Assumed Contracts”);

1.1.2           those prepaid expenses of Seller listed on Schedule 1.1.2;

1.1.3           the Inventory identified by the parties under Section 2.6;

1.1.4           the Intellectual Property Rights (and all goodwill associated therewith, if any) related to or used in the Business including, without limitation, corporate and fictitious names, trademarks and trademark applications listed, and any derivatives or combinations thereof;

1.1.5           all right, title and interest of Seller in and to the Intangibles;

1.1.6           all right, title and interest of Seller in and to the Parking Facility;

1.1.7           a copy of Seller’s books and records relating to the Business and the Purchased Assets upon request of Seller in writing (excluding the equity ownership records, financial and tax records and minute books of Seller);

1.1.8           all right, title and interest of Seller to any machinery, equipment, furniture, computers and computer hardware (the “Fixed Assets”), leasehold improvements and other personal property owned or leased by Seller;

1.1.9           customers, customer lists and customer relationships of Seller;

1.1.10         all transferable governmental approvals, Authorizations, consents, licenses, orders, franchises, and other permits of any Governmental Entity owned, held, or utilized by Seller in connection with the Business, including the Authorizations; and

1.1.11         all goodwill and all other rights, properties, and assets of any kind or character whatsoever directly or indirectly relating to the conduct of the Business, whether tangible or intangible, owned, licensed, or held by Seller.

1.2           Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1 above, it is expressly understood and agreed to by the parties that, for all purposes hereof, the Purchased Assets shall specifically exclude (i) all cash or cash equivalents held by Seller, including without limitation, cash held in the casino cages, bank accounts (in the name of Seller or escrow account held for its benefit), poker cash, and other cash on hand existing as of the Closing Date; provided, however that cash held in ATMs of Seller in the aggregate amount of $74,000 shall be transferred to Purchaser and accounted for in the adjustment for Net Working Capital in Section 2.3(a) hereof; (ii) accounts receivable and notes receivable of Seller; (iii) any refunds or credits, if any, of Taxes due to or from Seller; (iv) any rights (including indemnification) and claims and recoveries under litigation or other legal proceedings of Seller against third parties arising out of or relating to events on or prior to the Closing Date; (v) the rights of Seller in, to and under, all Contracts of Seller other than Assumed Contracts; and (vi) the rights of Seller in, to and under, the Office Lease, and (vii) the assets of Seller listed on Schedule 1.2 hereto (clause (i) through (vii) collectively, the “Excluded Assets”), which shall remain fully and completely owned and vested in Seller.

1.3           Assumption of Liabilities. Except for those liabilities or obligations listed on Schedule 1.3 of this Agreement, obligations under the Long-Term Notes and obligations under the Assumed Contracts for all periods following the Closing, Purchaser shall not assume or have any liability or obligation, directly or indirectly, for any liability or obligation of Seller or which in any way relate to or arise from the Business or the Purchased Assets, including without limitation any liabilities arising out of the operations of the Business prior to the Closing Date (collectively, the “Excluded Liabilities”), and all such liabilities and obligations shall at and after the Closing remain the responsibility of Seller.

1.4           Third Party Consents. To the extent that any Assumed Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof or a default thereunder. Purchaser and Seller shall use commercially reasonable efforts to obtain the consent of such other party to the assignment of any such Assumed Contract to Purchaser in all cases in which such consent is or may be required for such assignment or, in the alternative, a replacement contract. If any such consent or replacement contract shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Assumed Contract, including enforcement of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

ARTICLE 2. PURCHASE PRICE

2.1           Purchase Price and Payment. In consideration for the sale, transfer, assignment, conveyance and delivery to Purchaser of the Purchased Assets (free and clear of any and all Liens except for Permitted Liens) being purchased by Purchaser hereunder and the representations and warranties and covenants and agreements of Seller set forth herein, and upon the terms and subject to the conditions contained herein, at Closing, Purchaser shall pay to Seller, as set forth below, the amount of $3,200,000 plus or minus the amount of prorated payments at Closing as set forth on Schedule 2.1.1 of this Agreement (the “Purchase Price”). At Closing, the Purchase Price shall be payable by Seller as follows:

2.1.1           A cash payment in immediately available funds by wire transfer to the account of Seller designated in writing of $800,000 less the Deposit under Section 2.2 (which shall be applied against the Purchase Price and credited to Purchaser at Closing) and plus or minus the net amounts owing for the prorated payments at Closing as set forth on Schedule 2.1.1 and as contemplated by Section 2.5 of this Agreement (the “Cash Payment”); plus

2.1.2           $2,400,000 to be evidenced by and paid in accordance with a promissory note issued by Purchaser in favor of Seller bearing simple interest at 6.0% per annum (the “Promissory Note”), in the form annexed hereto as Exhibit A, which principal amount, plus accrued interest, shall be payable in monthly installments amortized in accordance with the Promissory Note, with each installment payment to be made on the first day of each month following the Closing payable in immediately available funds by wire transfer to an account designated in writing by Seller. The obligations of Purchaser under the Promissory Note shall be secured by: (A) a guarantee of David J. Minter, as evidenced by a guarantee in the form annexed hereto as Exhibit B (the “Guarantee”), (B) a first lien and security interest in all of the Purchased Assets, as evidenced by a security agreement in the form annexed hereto as Exhibit C (the “Security Agreement”), and (C) a pledge of 80% of the issued and outstanding membership interests in Purchaser, which membership interests are owned by David Minter, Arlene Minter and Minter Holdings LLC, in favor of Seller, as evidenced by a pledge agreement in the form annexed hereto as Exhibit D (the “Pledge Agreement”) and (D) a deed of trust granting Seller a security interest in the Parking Facility and in the leasehold interest in the real property demised under the Lease, in form and substance reasonably acceptable to Seller (the “Deed of Trust”).

2.2           Escrow Deposit. Simultaneously with the execution of this Agreement by the parties, Purchaser shall make a deposit in an aggregate amount of $320,000 (the “Deposit”), which shall be held in escrow by Bank of The West, as escrow agent (the “Escrow Agent”), pursuant to the terms and conditions of that certain deposit escrow agreement between Purchaser and Seller entered into as of the date hereof (the “Deposit Escrow Agreement”). Any fees or expenses of the Escrow Agent shall be borne equally by Seller and Purchaser.  If a Closing occurs within 180 days following the date hereof, the Deposit shall be applied against the Cash Payment payable by Purchaser. If a Closing does not occur within 180 days following the date hereof (or for an additional 90 days if such period is extended by Seller in writing) or this Agreement is terminated pursuant to Article 8 hereof, the Deposit, plus any accrued interest thereon, shall be paid in accordance with the provisions of Article 8.

2.3           Purchase Price Adjustment.

2.3.1       Adjustment to Purchase Price. For purposes of this Section 2.3:

(a)           the term “Net Working Capital” means (A) the aggregate amount of the “Assets” on Exhibit E attached hereto (including cash in the ATM’s of Seller), as determined in accordance with the methodology agreed to by the parties and set forth on Exhibit E attached hereto, less (B) the aggregate amount of the “Liabilities” on Exhibit E attached hereto (including the Long-Term Notes), as determined in accordance with the methodology agreed to by the parties and set forth on Exhibit E attached hereto.

(b)           the term “Target Working Capital” means $0 .

2.3.2       Estimated Working Capital. On the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a statement (the “Estimated Working Capital Statement”) setting forth the Net Working Capital estimated as of the Closing Date (the “Estimated Working Capital”). The Estimated Working Capital Statement shall be prepared on a basis consistent with the methodology agreed to by the parties and set forth on Exhibit E attached hereto.

2.3.3       Post-Closing Working Capital Calculation. Within 60 days after the Closing Date, Purchaser shall prepare, or cause to be prepared, at its cost, and deliver to Seller a statement (the “Actual Working Capital Statement”) which shall set forth an itemized calculation of the Current Assets, the Current Liabilities and the actual Net Working Capital (the “Actual Working Capital”) as of the Closing Date. The Actual Working Capital Statement shall be prepared on a basis consistent with the methodology agreed to by the parties and set forth on Exhibit E attached hereto. Seller shall have 30 days after the expiration of Purchaser’s 60-day period to review the Actual Working Capital Statement and shall have reasonable access to the work papers of Purchaser and its accountants used in preparing the Actual Working Capital Statement. If Seller objects to the Actual Working Capital Statement it shall inform Purchaser in writing (an “Objection”), setting forth a specific and detailed description of the basis of the Objection and an Actual Working Capital Statement reflecting the adjustments to the amount of the Actual Working Capital which it believes should be made, which Objection must be delivered to Purchaser on or before the last day of such thirty 30 day period. Purchaser and Seller shall then have 30 days to attempt in good faith to reach an agreement with respect to any disputed matters in respect of the Actual Working Capital. In reviewing any Objection, Purchaser and its agents and representatives shall have reasonable access to the work papers of Seller and its accountants. If Purchaser and Seller are unable to resolve all of their disagreements with respect to the determination of the foregoing items within said thirty 30 day period, each shall submit its respective prepared Actual Working Capital Statement to an independent accounting firm to be selected jointly in writing by Purchaser and Seller or, if Purchaser and Seller cannot agree, to the independent accounting firm of BDK, LLC located at 111 S. Tejon Street, Suite 800, Colorado Springs, Colorado 80903-2286 (the “Audit Firm”). The Audit Firm shall, acting as an expert and not as an arbitrator, determine in accordance with this Agreement, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Actual Working Capital Statement requires adjustment. Purchaser and Seller shall direct the Audit Firm to use all reasonable efforts to render its determination within 30 days after such submission. The Audit Firm’s determination regarding any such adjustment shall be conclusive and binding upon the parties. Purchaser and Seller shall make readily available to the Audit Firm all relevant books and records and any work papers (including those of their respective accountants) relating to the Actual Working Capital Statement and all other items reasonably requested by the Audit Firm. The fees and expenses of the Audit Firm shall be borne equally by the parties. The “Final Working Capital Statement” shall be deemed to be (i) the Actual Working Capital Statement if no Objection is delivered by Seller during the 30 day period specified above, or (ii) if an Objection is delivered by the Seller, the Actual Working Capital Statement, as adjusted by either (A) the agreement of the parties or (B) the Audit Firm.

2.3.4           Adjustment to Purchase Price. If the Final Working Capital as reflected on the Estimated Working Capital Statement is (i) greater than the Target Working Capital, the Purchase Price paid by Purchaser at Closing shall be increased by the amount of such excess and such excess shall be paid to Seller by Purchaser, or (ii) less than the Target Working Capital, the Purchase Price paid by Purchaser at Closing shall be reduced by the amount of such deficiency and such deficiency shall be paid to Purchaser by Seller (the “Purchase Price Adjustment Amount”). The Purchase Price Adjustment Amount, without interest, shall be paid by Purchaser under clause (i) above, or Seller under clause (ii) above, to the other party in cash or by wire transfer in immediately available funds, within 3 Business Days after the final determination of the Final Working Capital Statement. Purchaser and Seller agree that any payment made pursuant to this Section 2.3.4 shall be treated as a decrease or increase, as the case may be, of the Adjusted Initial Purchase Price.

2.4           Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in accordance with Schedule 2.4 attached hereto. Each of the parties hereto shall treat the sale of the Purchased Assets under this Agreement in a manner consistent with such allocations for all purposes, including, without limitation, determining any Taxes and filing its respective Form 8594, and shall not take any inconsistent position on a Tax Return, before a Governmental Entity or in any judicial or other proceeding. In the event the allocation is disputed by any Governmental Entity, the party receiving notice of such dispute shall promptly notify and consult with the other parties concerning the resolution of such dispute, and shall keep the other parties apprised of the status of such dispute and the resolution thereof.

2.5           Prorated Payments. The following payments relating to the Purchased Assets will be pro rated as of the Closing Date, with Seller liable to the extent such payments relate to operations of the Business for the period up to and including the Closing Date and Purchaser liable to the extent such payments relate to operation of the Business for the period subsequent to the Closing Date.

2.5.1           Rents, additional rents, and other items payable by Seller under any lease to be assigned to or assumed by Purchaser pursuant to the terms of this Agreement including, without limitation, the Lease, or payments on any lease on any equipment or machinery transferred to Purchaser pursuant to the terms of this Agreement.

2.5.2           The amount of rents, and charges for sewer, water, fuel, telephone, electricity and other utilities; provided that, if practicable, meter readings will be taken at the Closing Date and the respective obligations of the parties determined in accordance with such readings.

2.5.3           All personal property and real estate taxes shall be fully and finally prorated as set forth above using estimates for taxes based on the mill levies and valuations for the year prior to the year in which the Closing Date shall occur.

2.5.4           If any item described in this Section 2.5 cannot be prorated, adjusted or determined as of the Closing Date, then it shall be separately prorated, adjusted, determined and paid by the responsible party as soon as practicable following the Closing Date.

2.6           Physical Inventory Count.

 Immediately prior to the Closing, Seller and Purchaser shall jointly conduct a physical count of the Inventory and the Fixed Assets and prepare a record of the gambling equipment and liquor, wine and beer included in the Purchased Assets to be so transferred to Purchaser. Purchaser shall report the transfer of such gambling equipment and liquor, wine and beer to Purchaser, including a copy of the applicable inventory record, in accordance with applicable Legal Requirements.

2.7           Transfer Taxes. Purchaser and Seller shall each be responsible for fifty percent (50%) of all sales, use, excise, transfer, recording, gains, and other similar taxes and fees or liability for such taxes or fees arising out of or in connection with the sale of all Purchased Assets under this Agreement (the “Transfer Taxes”). For purposes of calculating any Transfer Taxes but not for property tax as provided in Section 2.5.3 above owed with respect to the Parking Facility, the parties agree that the Parking Facility shall have an agreed upon value of $42,000. The parties hereto shall cooperate and provide promptly all documents and other materials, including copies of all Tax Returns, if necessary, required to be filed with respect to the payment of the Transfer Taxes.

ARTICLE 3. CLOSING

3.1           Closing and Closing Date. Subject to the satisfaction (or waiver in writing) of all of the conditions to closing set forth in Article 6 of this Agreement, the closing of the transactions contemplated herein (the “Closing”) shall take place at the corporate offices of Seller at 12:01 p.m. and, unless agreed to by the parties in writing, the Closing shall occur not later than the earlier of: (i) three (3) Business Days following the satisfaction (or waiver in writing) of all of the conditions to closing set forth in Article 6 of this Agreement, or (ii) May 21, 2012, unless extended by Seller for an additional 90 day period under Section 8.1.2(a) hereof (the “Closing Date”).

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF SELLER

4.1          Representations and Warranties of Seller.

 Seller represents and warrants to Purchaser that the following are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

4.1.1           Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

4.1.2           Corporate Authority. Seller has all necessary corporate power and authority under its organizational documents and under the laws of the State of Colorado and other applicable laws to execute, deliver and perform its obligations under this Agreement and the other documents described herein (collectively, the “Closing Documents”), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Closing Documents by Seller has been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms.

4.1.3           No Conflict. Except for the Consents on Schedule 4.1.16, the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the organizational documents of Seller; (ii) violate, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, give rise to a right of termination, amendment or cancellation of, accelerate the performance required by, or result in any payment under, any material agreement, contract, instrument or other writing of any nature whatsoever to or by which Seller is a party or is bound, or by which any of the Purchased Assets or the Business is subject (collectively, “Contracts”); (iii) violate, conflict with or result in a breach of any Legal Requirement applicable to Seller; or (iv) result in the creation of any Lien on any of the Purchased Assets.

4.1.4           Title to Purchased Assets. Except as set forth on Schedule 4.1.14, Seller owns and has good and valid title to, all of the Purchased Assets, free and clear of all Liens except for Permitted Liens. The Purchased Assets that are owned, together with those used under license are suitable for the continued conduct of the Business in a manner consistent with past practices, subject to normal wear and tear in the ordinary course of business. The Purchased Assets include all rights and property necessary for the conduct of the Business by Purchaser in the manner it is presently conducted by Seller. At the Closing, Purchaser will obtain from Seller title to all of the Purchased Assets, free and clear of all Liens except for Permitted Liens.

4.1.5           Consents. Except as set forth on Schedule 4.1.5, no filing or registration with, notice to or authorization, consent or approval or other action (including, without limitation, the grant of any waiver) of any Governmental Entity or any other Person is required to be obtained by Seller in connection with: (i) the sale to Purchaser of the Purchased Assets or the assumption of the Assumed Liabilities; or (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby.

4.1.6        Customers and Suppliers. Seller is not engaged in any dispute with any customer, supplier or manufacturer with respect to the Purchased Assets or the Business, nor does Seller have knowledge of any matter or fact which could reasonably be expected to result in a dispute with any customer, supplier or manufacturer with respect to the Purchased Assets or the Business. To the knowledge of Seller, no customer, supplier or manufacturer is considering termination, non-renewal or any modification of its arrangements with Seller prior to the Closing. Each of the agreements between Seller and its suppliers is in full force and effect.

4.1.7        Litigation; Compliance with Law.  Except as set forth on Schedule 4.1.7:

(a)           There are no actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of Seller, threatened against Seller or any of its properties or assets, or any of Seller’s officers, directors or employees which in any way arises out of or relates to the Business or any of the Purchased Assets, in each case, at any time during the last three (3) years. Seller has no knowledge of any reasonably likely basis or set of circumstances for any such action, suit, proceeding, claim or investigation that: (i) questions the validity of this Agreement or the transactions contemplated hereby; (ii) could impair the ability of Seller to consummate the transactions contemplated hereby; or (iii) could adversely affect and impact the Purchaser’s rights to, or enjoyment of, the Purchased Assets and the Business following the Closing.

(b)           Neither the Purchased Assets nor the Seller or any of Seller’s officers, managers or employees, in each case with respect to the Business or the Purchased Assets, is subject or a party to, or bound by or otherwise affected by, any judgment, order, decree, restraint or other directive of or stipulation with any court or other Governmental Entity or tribunal, or in violation of any other Legal Requirement, and Seller has no knowledge of any reasonable basis for a claim that such a violation exists. Seller is not aware of any proposed Legal Requirement that might affect any of the operations or prospects of the Business or any of the Purchased Assets or the Assumed Liabilities.

4.1.8        Fixed Assets. Schedule 4.1.8 attached hereto contains a true, complete and correct list of the Fixed Assets and other items of personal property owned by Seller and all interests therein which are part of the Purchased Assets. Except for the Permitted Liens, Seller has valid title to the Fixed Assets and the personal property owned by Seller, in each case free and clear of any and all Liens. Except for the Permitted Liens, all of the Fixed Assets are in working order, subject to normal wear and tear.

4.1.9        Inventory. Schedule 4.1.9 attached hereto contains a list of the Inventory as of the Closing Date, setting forth a brief description of each item including, but not limited to, the number of units and cost. All such Inventory arose from bona fide transactions in the ordinary course of business consistent with past practice. None of the Inventory is subject to any write-down or write-off. Seller is not under any obligation to return any of the Inventory in its possession to any other Person. To the knowledge of Seller, the Inventory reflected on Schedule 4.1.9 is: (i) in good, merchantable and marketable condition, and (ii) not obsolete, damaged or soiled.

4.1.10      Taxes. With respect to Taxes:

(a)           Seller has duly and timely filed (in accordance with any extensions duly granted by the appropriate Governmental Entity) with the appropriate Governmental Entity, all Tax Returns required to be filed by Seller for Taxes, and paid the amount of Tax showing as payable on such Tax Returns, for all periods ending on or prior to the date of the Closing.  The Tax Returns filed by Seller are complete and accurate in all material respects.

(b)           No Governmental Entity has proposed, asserted or assessed (tentatively or otherwise) any adjustment that could result in an additional Tax for which Seller is or may be liable with respect to the Purchased Assets or which could result in a Lien on any of the Purchased Assets that has not been finally settled and fully paid.

(c)           There is no pending, proposed or, to the knowledge of Seller, threatened any audit, examination, investigation, dispute, deficiency assessment, refund litigation, claim, or other administrative or judicial proceeding relating to any Tax for which Seller is or may be liable and which could result in a Lien on any of the Purchased Assets.

(d)           There are no closing agreements within the meaning of § 7121 of the Code or any similar provision of applicable law, ruling requests, requests to consent to change a method of accounting, Code § 481 adjustments, subpoenas or requests for information with or by any Governmental Entity that could reasonably be expected to affect any Tax for which Seller is or may be liable with respect to the Purchased Assets and which could result in a Lien on any of the Purchased Assets.

4.1.11      Seller has previously provided to Purchaser a list of each jurisdiction in which Seller has filed a Tax Return with respect to the Purchased Assets and the type of Tax Return filed, and except as set forth thereon, no Governmental Entity where such entity does not file a Tax Return with respect to a particular Tax has made a claim or assertion that such entity is subject to such Tax in such jurisdiction or is required to file a Tax Return with respect to such Tax in such jurisdiction.

4.1.12      Financial Statements.  The Financial Statements (i) have been prepared from the books and records of Seller regularly maintained by management and used to prepare the financial statements of Seller in accordance with the principles stated therein; (ii) present fairly in all material respects, the consolidated financial position of Seller, results of operations and income and changes in their financial position at and for the periods therein specified; and (iii) have been prepared consistent with past practices and in accordance with GAAP applied on a consistent basis except that the Financial Statements do not contain notes and are subject to normal year-end adjustments.

4.1.13           Absence of Undisclosed Liabilities. Except as set forth in the Financial Statements or on Schedule 4.1.13, Seller is not obligated for, nor are the Purchased Assets subject to, any debts, obligations, guarantees of the obligations of third parties, or adverse claims or other liabilities that would be required by GAAP to be included in the Financial Statements, except (i) those which are reflected, disclosed or reserved against on the balance sheet included as part of the Financial Statements and not heretofore paid or discharged, (ii) those specifically disclosed in this Agreement, including the Schedules attached hereto, and (iii) those incurred in the ordinary course of business.

4.1.14           Employment Relations. Except as set forth on Schedule 4.1.14, (a) Seller has not engaged in any unfair labor practice; (b) no unfair labor practice complaint against Seller is pending before any governmental or regulatory authority; (c) there is no organized labor strike, dispute, slowdown or stoppage actually pending or to the knowledge of Seller, threatened against or involving Seller; (d) there are no labor unions representing or, to the knowledge of Seller, attempting to represent the employees of Seller; (e) no claim or grievance nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Seller, no such claim or grievance has been threatened; (f) no collective bargaining agreement is currently being negotiated by Seller; (g) Seller has not experienced any work stoppage or similar organized labor dispute during the last three (3) years: and (h) to Seller’s knowledge, Seller does not engage any contractors, subcontractors, or freelancers who may reasonably be construed by the Internal Revenue Service or any other governmental or regulatory Authority to be employees of Seller. There are no active, pending or, to the knowledge of Seller, threatened administrative, judicial, grievance or arbitration proceedings under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Occupational Safety and Health Act, the National Labor Relations Act (the “NLRA”) or any other foreign, federal, state or local law (including common law), ordinance or regulation relating to employees of Seller.

4.1.15           Employment Matters. Except as set forth on Schedule 4.1.15, Seller is not a party to, participant in, or bound by, any collective bargaining agreement, union contract or employment, bonus, deferred compensation, insurance, pension, profit sharing or similar personnel arrangement, any stock purchase, stock option or other stock plans or programs or any employee termination or severance arrangement.  The employment by Seller of any Person (whether or not there is a written employment agreement) may be terminated for any reason whatsoever not inconsistent with current law, without penalty or liability of any kind other than accrued vacation and sick pay.

4.1.16           Contracts. Schedule 4.1.16 is a true and correct list of each Contract to which Seller is a party or by which any of the Purchased Assets are bound or affected. Schedule 4.1.16 includes a description of any consents or approvals required of third parties under the terms of such Contracts for the consummation of the transactions contemplated by this Agreement (collectively, “Consents”), which excludes any Contract that may be terminated on thirty (30) days notice without premium or penalty and was entered into in the ordinary course of business of Sellers. A true, correct and complete copy of each written, Contract so listed has been delivered to Purchaser or its counsel. The Contracts are each in full force and effect and are the legal, valid and binding obligations of Seller and, to the knowledge of Seller, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Seller has not received written notice from any third party that such Seller is in default nor does Seller have knowledge of any threatened claim of breach by a third party with respect to any Contract set forth on Schedule 4.1.16, and Seller is not in default, under any of the Contracts or any other contract or agreement relating to borrowed money to which Seller is a party or by or to which it or its assets are bound or subject, and to the knowledge of Sellers, no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by Seller or such other party thereunder. Seller has not received notice, nor does it have knowledge of, any facts or circumstances which could lead to the cancellation, revocation or termination of any of the Contracts or any other contract or agreement relating to borrowed money to which Seller is a party or by or to which it or its assets are bound or subject.

4.1.17           Employee Benefit Plans and Other Plans. Except as set forth on Schedule 4.1.17, Seller does not, directly or indirectly, maintain, sponsor or have any obligation or liability with respect to any “employee benefit plan,” as defined in § 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), executive compensation or incentive plan, bonus or severance arrangement, employment contract, collective bargaining agreement, union contract, deferred compensation agreement, stock purchase or incentive plan or arrangement, split dollar life insurance arrangement, any welfare benefit or fringe benefit plans or other employee benefit plan or arrangement.

4.1.18           Compensation of Employees. Schedule 4.1.18 is an accurate and complete list showing: (a) the names and positions of all employees and consultants of Seller, together with a statement of the current annual salary, the bonus compensation paid or payable with respect to fiscal years 2010 and 2011, and the fringe benefits of such employees and consultants; and (b) the names of all retired employees, if any, of Seller who are receiving or entitled to receive any health care or life insurance benefits. Seller has not, because of past practices or previous commitments with respect to its employees, established any rights on the part of any of its employees to additional compensation with respect to any period after the Closing Date (other than wage increases in the ordinary course of business).

4.1.19           Environmental Matters. Except as set forth on Schedule 4.1.19, to the knowledge of Seller:

(a)           Seller is in material compliance with all Environmental Laws.

(b)           Seller has not caused or allowed any Contaminant to be used, manufactured, handled, generated, treated, stored, accumulated, placed, processed or Released in its operations, on or off site of the Leased Real Property in violation of Environmental Laws.

(c)           Seller is not the subject of any notice, order, decree or agreement, whether written or oral, regarding any Environmental Condition.

(d)           Seller has obtained all environmental, health and safety licenses, permits, authorizations, consents, approvals, exemptions, registrations and certificates required under all applicable Environmental Laws (“Environmental Licenses”) and made all notifications and filings necessary for the current use of the Leased Real Property and for full operation of the business of Seller.

(e)           All such Environmental Licenses are in full force and effect and in good standing.

(f)           Seller is in full compliance with the terms and conditions of all Environmental Licenses.

(g)           Seller has no knowledge of any fact or facts which would render invalid or require a material alteration in any Environmental License currently in effect with respect to Seller or otherwise held or used in the operations of Seller.

(h)           Except as set forth on Schedule 4.1.19, to the knowledge of Seller, there is not now in or under the Leased Real Property:

(i)           any “hazardous waste” as that term is defined under RCRA;

(ii)          any generation, processing, treatment, storage, recycling, disposal or arrangement of any “hazardous waste” as that term is defined under RCRA;

(iii)         any aboveground or underground storage tanks or surface impoundments;

(iv)         any asbestos or asbestos containing material; or

(v)          any PCBs in any hydraulic oils, transformers, capacitors or other electrical equipment.

4.1.20           Brokers. No broker, finder, agent or similar intermediary has acted on behalf of Seller or its affiliates in connection with this Agreement or the transactions contemplated hereby, no brokerage commissions, finders’ fees or similar fees or commissions are payable by Seller or its affiliates in connection therewith based on any agreement, arrangement, or understanding with any of them.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1          Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller that the following are true and correct as of the date hereof:

5.1.1           Corporate Organization. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all necessary corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.  David J. Minter, Arlene Minter and Minter Holdings LLC own an aggregate of 80% of the membership interests in Purchaser.

5.1.2           Corporate Authority. Purchaser has all necessary corporate power and authority under its organizational documents and under the laws of the State of Colorado and other applicable laws to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the Closing Documents by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms. David J. Minter has the legal capacity to execute and perform his obligations under the Guarantee, the Pledge Agreement and the Closing Documents to which he is a party.  Arlene Minter has the legal capacity to execute and perform her obligations under the Pledge Agreement and the Closing Documents to which she is a party.  The execution and performance of the Pledge Agreement and the Closing Documents to which it is a party have been duly authorized by all necessary corporate action on the part of Minter Holdings LLC.  When executed and delivered by each of the parties, the Guarantee, the Pledge Agreement and the Closing Documents to which he/she/it is a party shall constitute the legal, valid and binding obligations of each of David J. Minter, Arlene Minter and Minter Holdings LLC, respectively.

5.1.3           Absence of Conflicts. Neither the execution, delivery and performance of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will violate, conflict with, or result in a breach of any provision of, constitute a default under, or permit or result in the termination of, acceleration of any obligation under, or creation of a lien under any of the terms, conditions or provisions of, (i) any note, mortgage, indenture, or license by which Purchaser or any of its properties or assets may be bound, or to which Purchaser or any of his properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, applicable to Purchaser or any of its properties or assets.

5.1.4           Purchaser’s Reliance Upon Representation or Warranty of Seller. Purchaser has conducted its due diligence investigation of Seller and has had the opportunity to ask questions of the officers of Seller relating to the Business and the Purchased Assets in connection with its investigation. Purchaser acknowledges and agrees that, except for Seller’s representations, warranties, covenants and agreements in this Agreement or in any Closing Documents, Purchaser will acquire the Purchased Assets “AS IS,” with any and all faults and defects.

5.1.5           Brokers. No broker, finder, agent or similar intermediary has acted on behalf of Purchaser or its affiliates in connection with this Agreement or the transactions contemplated hereby, no brokerage commissions, finders’ fees or similar fees or commissions are payable by Purchaser or its affiliates in connection therewith based on any agreement, arrangement, or understanding with any of them.

ARTICLE 6. CLOSING DELIVERIES

6.1           Conditions to Closing; Closing Deliveries. At Closing, each of Purchaser and Seller, as applicable, shall execute and deliver each of the following Closing Documents to which it or he is a party. Execution and delivery of each of the Closing Documents shall be a condition to the obligation of the other party to close the transactions contemplated by this Agreement on the Closing Date.

6.1.1           Seller Documents. Seller shall execute and deliver to Purchaser the following: (i) a bill of sale for the Purchased Assets in form and substance reasonably acceptable to Purchaser, duly executed by Seller, (ii) a true and correct copy of Seller’s organizational documents, together with a certificate of good standing of Seller as of a recent date from the Secretary of State of the State of Colorado, (iii) reasonable written evidence authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, including the sale of the Purchased Assets, which resolutions shall be certified by the Secretary of Seller, (iv) an assignment and assumption of the lease agreement for the Leased Real Property, (v) the Consents, (vi) a quitclaim deed for the Parking Facility, (vii) an assignment of all Intellectual Property Rights, (viii) a certification executed by an officer of Seller representing and affirming that all of the Representations and Warranties set forth in Article 4 hereof and all Schedules attached hereto or previously delivered to Purchaser are true and correct as of the Closing Date and the covenants relating to the operations of the Business contained in Article 9 have been performed fully and faithfully, (ix) termination and release of that certain UCC financing statement 2007F090205 filed on September 4, 2007 in the State of Colorado against Seller, as debtor, in favor of Louise H. Rogers, as secured party, and (x) all other documents, instruments, consents and writings which are required to be delivered by Seller at the Closing pursuant to this Agreement.

6.1.2           Purchaser Documents. Purchaser shall deliver (or shall cause to be delivered) to Seller the following: (i) a true and correct copy of Purchaser’s organizational documents, together with a certificate of good standing of Purchaser as of a recent date from the Secretary of State of the State of Colorado, (ii) reasonable written evidence authorizing and approving this Agreement and the consummation of the transactions contemplated hereby, including the purchase of the Purchased Assets, (iii) the Cash Payment less the Deposit, (iv) the Promissory Note, (v) the Guarantee, (vi) the Security Agreement, together with a UCC-1 financing statement naming Seller as secured party thereunder, (vii) the Pledge Agreement, (viii) the Deed of Trust and (ix) all other documents, instruments, consents and writings which are required to be delivered by Purchaser at the Closing pursuant to this Agreement.

6.2           Regulatory and Other Approval. Purchaser will, as promptly as practicable, (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to any Governmental Entity or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Closing Documents to which it is a party. In furtherance of the foregoing sentence, each of Purchaser and its members as required by applicable Law shall submit their respective applications for gambling and liquor licenses to the appropriate agencies within the State of Colorado within fifteen (15) Business Days of the execution of this Agreement, (b) provide timely such other information and communications to such Governmental Entity or other Persons as Seller or such Governmental Entity or other Persons may reasonably request in connection therewith, (c) grant authority for general or outside counsel of Seller (with the general counsel of Purchaser fully participating in any communications) to communicate with the appropriate Governmental Entity telephonically and to remain informed by Purchaser regarding the status of Purchaser’s obtaining the gaming and liquor licenses to operate the Business and (d) in the event that Purchaser’s application for a gaming license or the transfer of a liquor license to operate the Business are denied, provide Seller with copies of all correspondence and filings with the appropriate Governmental Entity with respect to such denial; provided, however, that any inquiry of Seller relating to the denial of a license shall be limited solely to determining if Purchaser acted in good faith in attempting to procure such license; provided, further, that Seller shall treat all correspondence and filings as confidential information and shall not disclose such information to a third party without Purchaser’s written consent. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by applicable law, provide copies of any such communications that are in writing) with any Governmental Entity or other Person regarding any of the transactions contemplated by this Agreement or any of the Closing Documents.

6.3           Fulfillment of Conditions. Purchaser and Seller will execute and deliver at the Closing each Closing Document that Purchaser or Seller is hereby required to execute and deliver as a condition to the Closing, and each party hereto will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of such party contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

ARTICLE 7. INDEMNIFICATION PROVISIONS

7.1           Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the parties contained in this Agreement or in any other document or instrument executed or delivered in connection herewith shall survive for a period of eighteen (18) months following the Closing.

7.2           Indemnification by Seller. Seller shall indemnify and hold harmless Purchaser, and its successors and assigns (each a “Purchaser Indemnified Person”) from, and defend each of them from and against, and will pay each Purchaser Indemnified Person for any and all demands, claims, actions, liabilities, obligations, losses, damages, costs, penalties and expenses (collectively, “Losses”) asserted against, imposed upon or incurred by any such Purchaser Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with or relating to any of the following:

7.2.1           any inaccuracy or breach of any representation or warranty of Seller contained herein or any of the Closing Documents;

7.2.2           any breach of any agreement, covenant or obligation of Seller contained herein or any of the Closing Documents;

7.2.3           any liability or obligation of Seller that is not an Assumed Liability (including, without limitation, any liability for Taxes or withholdings) arising out of the operation of the Business prior to the Closing Date; or

7.2.4           any operations of Seller following the Closing.

7.3           Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Seller, and its successors and assigns (each a “Seller Indemnified Person”), from and defend each of them from and against and will pay each Seller Indemnified Person for any and all Losses asserted against, imposed upon or incurred by any such Seller Indemnified Person, directly or indirectly, resulting from or arising out of or in connection with or relating to any of the following:

7.3.1           any inaccuracy or breach of any representation or warranty of Purchaser contained herein or any of the Closing Documents;

7.3.2           any breach of any agreement, covenant or obligation of Purchaser contained herein or any of the Closing Documents;

7.3.3           any Assumed Liability (including, without limitation, any liability for Taxes or withholdings) arising out of the operation of the Business following the Closing Date; or

7.3.4           any operations of Purchaser following the Closing.

7.4           Time Limitations. Seller shall have no liability with respect to the matters described in Section 7.2 unless, on or before the date that is the eighteen (18) month anniversary of the Closing Date, Purchaser notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser. Purchaser shall have no liability with respect to the matters described in Section 7.3 unless, on or before the date that is the eighteen (18) month anniversary of the Closing Date, Seller notifies Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller.

7.5           Indemnity Cap; Basket. The maximum liability of Seller, on the one hand, and Purchaser, on the other hand, for any and all breach of representations and warranties by a party under this Agreement, including without limitation, any liability for Losses on account of the indemnification obligations under Section 7.2.1 or 7.3.1 hereof, shall in no event exceed the aggregate amount of $800,000 (the “Indemnity Cap”); provided, however, the foregoing limitations shall not apply to any claim relating to or arising out of fraud; provided further, however, Seller, on the one hand, and Purchaser, on the other hand, shall not be liable unless and until the total aggregate liability of a Party (calculated on an aggregate basis after taking into account any and all Losses for each breach of a representation and warranty by a party) exceeds $35,000 (the “Basket”), at which time the indemnifying party shall be liable from the first dollar of Losses. The parties acknowledge and agree that the limits and restrictions upon any indemnification claim as set forth in this Section 7.5 have been specifically negotiated and agreed upon by and between the parties hereto and that Seller, on the one hand, and Purchaser, on the other hand, would not be willing to enter into this Agreement without such Party’s agreement to these restrictions and that the same are therefore binding and effective upon each Party and its successors and assigns. This Article 7 will survive the Closing.

7.6           Right of Set-Off. Notwithstanding any of the terms and provisions contained herein to the contrary, subject to the Basket set forth in Section 7.5, should any claims for indemnification be made by a Purchaser Indemnified Person against Seller in good faith arising out of Losses incurred by a Purchaser Indemnified Person pursuant to the provisions of Section 7.2 and Seller shall fail to indemnify Purchaser for those Losses relating thereto within sixty (60) Business Days following notice of such claim and an opportunity to cure to Seller, then Purchaser shall have the right (but not the obligation), in the exercise of its good faith judgment, to withhold, set-off and deduct the amount of the Losses from or against any payments due to the Seller under the Promissory Note then or thereafter due and payable to Seller up to a maximum aggregate amount equal to $800,000 (the “Set-Off Amount”); provided, however, that any amount that may be withheld, set-off or deducted pursuant to this Section 7.6 shall be reduced by any amounts actually paid on such claim to the Purchaser Indemnified Person by Seller pursuant to the provisions of this Article 7; provided, further, that if it is finally determined by the parties or otherwise adjudicated by a court that Purchaser was not entitled to indemnification pursuant to the provisions of this Article 7, the Set-Off Amount, plus interest thereon accruing at the rate of the lesser of: (i) twenty-five percent (25%) per annum or (ii) the highest interest rate allowed under applicable usury laws of the State of Colorado, shall be paid to Seller in accordance with the terms of the Promissory Note.  This Section 7.6 shall not prohibit, impair, restrict or limit any other rights or remedies of Seller to contest a Purchaser Indemnified Person’s claim for indemnification or its right to set-off the amounts otherwise due under the Promissory Note.

ARTICLE 8. TERMINATION

8.1         Termination. This Agreement may be terminated prior to the Closing as provided below:

8.1.1           upon mutual written consent of Seller and Purchaser;

8.1.2           by Seller (but only in the event Seller is not in material breach of any representation, warranty, or covenant contained in this Agreement and has satisfied each of the conditions to Closing under Section 6.1.1):

(a)           upon written notice of termination to Purchaser, if the Closing has not occurred within one hundred and eighty (180) days from the date of this Agreement as a result of the failure of the appropriate government agencies within the State of Colorado to issue to Purchaser gaming or liquor licenses required to operate the Business despite the fact that Purchaser used commercially reasonable efforts to obtain same; provided, however, Seller shall have the right to extend the period for an additional ninety (90) days; or

(b)           upon written notice of termination to Purchaser, if the Closing has not occurred within one hundred twenty (120) days from the date of this Agreement as a result of the failure of Purchaser to use commercially reasonable efforts to obtain gaming and liquor licenses required to operate the Business from the appropriate government agencies within the State of Colorado or if at any time following the date of this Agreement Purchaser or any of its members are determined by such government agencies not to be qualified to obtain such gaming or liquor licenses and within thirty (30) Business Days following its receipt of written notice of such determination Purchaser has not taken necessary and appropriate actions to qualify its members for such gaming and liquor licenses; or

(c)           upon written notice of termination to Purchaser in the event Purchaser is in material breach of any representation, warranty, or covenant contained in this Agreement; provided, however, that in the case of a breach of a covenant which breach is capable of being cured, Purchaser shall have fourteen (14) days of receipt of written notice thereof to cure such breach; or

8.1.3           by Purchaser (but only in the event it is not in material breach of any representation, warranty, or covenant contained in this Agreement and has satisfied each of the conditions precedent to Closing under Section 6.1.2):

(a)           upon written notice of termination to Seller in the event Seller is in material breach of any representation, warranty, or covenant contained in this Agreement; provided, however, that in the case of a breach of a covenant which breach is capable of being cured, Seller shall have fourteen (14) days of receipt of written notice thereof to cure such breach; or

(b)            upon written notice of termination to Seller in the event that a Material Adverse Event has occurred, which written notice identifies with specificity the nature of the Material Adverse Event; provided, however in the event that such Material Adverse Event is capable of being cured, Seller shall have fourteen (14) days of receipt of written notice thereof to cure such breach; or

(c)           upon written notice of termination to Seller, together with supporting documentation which sets forth in reasonable detail that, as a result of the adoption of legislation or regulations by the taxing authorities in the State of Colorado related to the gaming industry (“Gaming Legislation”), the closing of the transactions  contemplated under this Agreement and the operations of the Business of Seller by Purchaser if a closing occurred would result in an increase of gaming taxes associated with the operations of the Business in an amount greater than $50,000 for the 2012 tax year and each of the succeeding tax years; provided, however, prior to the effectiveness of such termination, Seller and Purchaser shall negotiate in good faith for a period of thirty (30) Business Days following Seller’s receipt of written notice of termination to attempt to amend this Agreement and/or restructure the transactions contemplated hereby in a manner satisfactory to both parties.

Any termination of this Agreement shall not release any party from any liability which such party may have for any breach of any representation, warranty, agreement or covenant made by such party or for any expense; provided, however that the maximum amount of liability of Purchaser or Seller resulting from such termination of this Agreement shall not exceed the amount of the Indemnity Cap provided for in Section 7.5 hereof. In the event that Seller terminates this Agreement pursuant to Section 8.1.2(b) or Purchaser terminates this Agreement pursuant to Section 8.1.3(c), the sole liability of Purchaser to Seller shall be an immediate forfeiture of fifty (50%) percent of the Deposit to Seller. In the event that Seller terminates this Agreement pursuant to Section 8.1.2(a) or 8.1.2(c) the sole liability of Purchaser to Seller shall be an immediate forfeiture of the Deposit to Seller. In the event this Agreement is terminated pursuant to Section 8.1.1, 8.1.3(a) or 8.1.3(b), the Deposit shall be returned to Purchaser.

8.2           No Consequential or Incidental Damages. Notwithstanding any other provision hereof, neither Purchaser nor Seller will have any liability for any matter arising under this Agreement or as a result of or in connection with the transaction described herein or for any matter relating to the Purchased Assets, for loss, damages or other form of monetary relief, compensation or remedy, except for the actual amount of damages incurred as a result of such matter, condition, event or occurrence, and neither party will have a right to, nor will a party claim, demand, seek, or pray for any relief in the form of consequential or incidental damages, including, but not limited to, any claim for “lost opportunities,” “changes in markets,” “lost tax benefits,” or the like, except insofar as the same are expressly permitted by a specific provision of this Agreement (e.g., the right to attorneys’ fees and costs as allowed hereunder).

ARTICLE 9. OPERATION OF THE BUSINESS PRIOR TO THE CLOSING DATE

9.1           Conduct of Business Prior to Closing.

9.1.1         Except as otherwise expressly contemplated by this Agreement or with the prior written consent of Seller (which consent shall not be unreasonably conditioned, delayed or withheld), between the date hereof and the Closing, Seller shall use its commercially reasonable efforts to:

(a)           conduct business only in the Ordinary Course of Business;

(b)           (A) preserve the present business operations, organization (including officers and employees) and goodwill of Seller and the Business and (B) preserve the present relationships with Persons having business dealings with Seller and the Business (including customers, suppliers, consultants and subcontractors);

(c)           maintain (A) all of the material assets and properties of, or used by, Seller and/or the Business in their current condition, with the exception of ordinary wear and tear, and (B) insurance upon all of the properties and assets of Seller and/or the Business in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(d)           (A) maintain the books, accounts and records of Seller and the Business in the Ordinary Course of Business, (B) continue to collect accounts receivable and pay accounts payable of Seller and the Business, utilizing normal procedures and without discounting or accelerating payment of such accounts, and (C) comply in all material respects with all contractual and other obligations of Seller and/or the Business;

(e)           upon the request of Purchaser, provide information as to all material matters involving the operations of Seller and the Business;

(f)           not issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such capital stock, voting securities or convertible or exchangeable securities which transaction would have the effect of the Seller not being authorized to consummate the transactions contemplated by this Agreement;

(g)           comply in all material respects with all applicable Laws;

(h)           not make any written or oral communications to the officers or employees of Seller or the Business pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement without providing Purchaser with a copy or written description of the intended communication and a reasonable period of time to review and comment on such communication; provided, however, that the foregoing shall not prevent human resources personnel of Seller or the Business from orally answering questions of individual employees pertaining to compensation or benefit matters with respect to such individual employee that are affected by the transactions contemplated by this Agreement on an individual basis with such employee; and

(i)           notwithstanding any other provision hereof, not knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions precedent to Closing not being satisfied, or any action that is reasonably likely to materially impair Seller’s ability to perform its obligations under this agreement or to consummate the transactions contemplated hereby, except as required by applicable Law or this Agreement.

ARTICLE 10. OTHER AGREEMENTS AND PROVISIONS

10.1           Further Assurances.

 Prior to and following the Closing, each of Seller and Purchaser shall execute such documents and other instruments and perform such further acts as may be required or reasonably requested by any other party hereto to carry out the provisions hereof and the transactions contemplated hereby.

10.2           Tax Matters; Termination of the Guarantee.

(a)           Seller shall cause to be prepared and duly and timely filed when due all Tax Returns with respect to the Purchased Assets for all periods on or prior to the Closing Date for sales, bulk sales, use, real or personal property or other transfer, excise, recording fees and charges and similar Taxes (including, without limitation, any such Tax Returns required to be filed as a result of, or in connection with, the sale, assignment, conveyance and transfer of the Purchased Assets to Purchaser or the transactions contemplated hereby). Seller and Purchaser shall cooperate (and shall cause their tax professionals to cooperate) with each other in connection with any Tax matter relating to the Purchased Assets or Assumed Liabilities or the transactions contemplated by this Agreement arising from periods on or before the Closing Date.

(b)           For the period commencing on the Closing Date through the one (1) year anniversary following the Closing Date (the “Tax Legislation Period”), if, as a result of the adoption of Gaming Legislation during the Tax Legislation Period, the operations of the Business of Seller by Purchaser will result in an increase of gaming taxes owed by Purchaser in an amount greater than $50,000 for the 2012 tax year and each of the succeeding tax years, then upon written notice sent by Purchaser to Seller on or before the end of the Tax Legislation Period, together with supporting documentation which sets forth in reasonable detail that, the Guaranty shall automatically terminate, Seller shall return the original Guarantee to David J. Minter and the obligations of David J. Minter under the Guaranty shall be of no further force and effect.  If such written notice is not timely sent by Purchaser, this Section 10.2(b) shall be void and of no further force and effect.

10.3           Name Changes.

 As promptly as practicable but no later than three days following the Closing Date Seller, shall file a certificate of amendment to its organizational documents and any alternate or fictitious name registrations, to change its corporate name and alternate or fictitious names to eliminate the name “Colorado Grande” to a name that does not include or bear any similarity to said name (or any other name or any Intellectual Property Rights included in the Purchased Assets or associated with the Business). Seller agrees not to use any names that bear any similarity to such corporate names at any time after the Closing Date.

10.4           Bulk Sales Laws.

 Purchaser and Seller hereby waive compliance with the provisions of any statute of any state or jurisdiction regulating bulk sales or transfers which may be applicable to the sale of the Purchased Assets; provided that Seller shall remain responsible for all debts, liabilities and obligations which are owed by Seller to its creditors as of the Closing, and the Seller shall indemnify, defend and hold all Purchaser Indemnified Persons harmless from and against any and all Losses which may be asserted against, or incurred or suffered by, such Purchaser Indemnified Persons pursuant to any such bulk transfer or sale statute with regard to the sale of the Purchased Assets as contemplated by this Agreement or otherwise as a result of the foregoing waiver.

10.5           Employees; Benefit Plan Matters.

10.5.1           Employment.  Effective as of the Closing, all employees of Seller shall be terminated from their employment by Seller.  Purchaser shall have the sole right and discretion as to the number, identity and qualifications of employees necessary for the conduct of its business after the Closing and may offer employment to those employees of Seller and upon such terms and conditions as Purchaser in its sole discretion may deem necessary or advisable.  Such employees who accept such employment (the “Affected Employees”) will be employed by Purchaser with the same per annum salaries or hourly rates of pay under which such Affected Employees were employed by Seller immediately prior to Closing. Employees of Seller who become employees of Purchaser shall be subject to all rules, regulations, requirements and policies applicable to all new hires of Purchaser (except as otherwise provided in this Section 10.5), and any such employees who may be subsequently terminated will be entitled to severance benefits in accordance with the policy of Purchaser as then applicable.  Notwithstanding anything to the contrary contained in this Section 10.5.1, Purchaser shall offer to employ and retain a sufficient number of employees (with salary and health benefits comparable to the current levels of salary and health benefits under which such employees are currently employed by Seller) for a sufficient time period to ensure full compliance with any provisions under the WARN Act and to not trigger any liability of Seller under either the WARN Act or the laws of the State of Colorado as a result of the closing of the transactions contemplated by this Agreement. Unless an employee has signed an employment agreement with Purchaser as of or after the Closing, any employee hired by Purchaser will be deemed an employee at will and nothing expressed or implied in this Agreement will obligate Purchaser to provide employment to any employee of Seller for any specific period following the Closing Date or any particular compensation or benefits (other than benefits provided to its employees in accordance with the terms thereof and the provisions of applicable law).  In no event shall any employee of Seller be deemed a third party beneficiary of this Section 10.5.

10.5.2           Employee Obligations; COBRA.  Unless otherwise agreed to by the parties in writing, Seller shall, on or prior to the Closing Date or otherwise when due, (A) pay in full through the Closing Date, all salaries, wages, bonuses, severance, commissions, accrued and unpaid vacation or sick days, expense reimbursements, payroll and other employment-related Taxes, premiums for medical and other insurance benefits, and all other benefits and amounts owed to or for the benefit of Seller’s employees as of the Closing Date with respect to services performed for the Seller on or prior to the Closing Date; provided, however, that accrued and unpaid vacation days of those employees hired by Purchaser on the Closing Date shall not be paid in full on the Closing Date but shall be set forth in reasonable detail by Seller as of the Closing Date and included in the calculation of Net Working Capital under Section 2.3 hereof, and (B) timely provide all notices and any continuation of health benefit coverage required to be provided to any of Seller’s employees, former employees, or the beneficiaries or dependents of such employees or former employees, under COBRA or under any other employment-related Legal Requirements (including the WARN Act), to the extent such notices and continuation of health benefit coverage are or shall be required to be provided by reason of events occurring prior to or on the Closing Date.  Purchaser shall be solely liable for all obligations and liabilities of its employees (including those hired from Seller) for all periods following the Closing Date, including, without limitation, under COBRA or under any other employment-related Legal Requirements (including the WARN Act).

10.5.3           Benefit Plans. Except as otherwise provided in this Agreement, Seller shall remain responsible for any amounts or any other liabilities owed by Seller to its employees with respect to or arising out of any of the Benefit Plans.  Subject to the consent of the applicable insurance provider(s) and the provisions of applicable State law and/or ERISA, Purchaser may but shall not be obligated to, to the extent practicable, continue any Benefit Plans relating to medical or health benefits on behalf of the employees of Seller who may be hired by Purchaser after the Closing.  For purposes of this Section 10.5.3, continuation shall mean the transfer of insurance policy coverage from Seller to Purchaser with respect to coverage for employees of Seller hired by Purchaser as of the Closing Date and their spouses and/or dependents, as applicable.  This Section 10.5.3 shall not apply to the extent that Seller is a self-insured provider of a Benefit Plan relating to medical or health benefits.

10.5.4           No Third Party Beneficiary.  Nothing in this Section 10.5 or elsewhere in this Agreement is intended or shall be construed to require or obligate Purchaser to assume or pay the cost of any compensation, severance, separation payment, medical benefits, COBRA obligations or any other obligation or liability under any employment-related Legal Requirements which may be payable to or for the benefit of any employee of Seller or to any other Persons who may claim compensation, severance or other benefits in connection with the consummation of the transactions contemplated by this Agreement and with respect to service performed for Seller on or prior to the Closing Date.  This Section 10.5 is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no employee of Seller who may claim compensation, severance or other benefits in connection with the consummation of the transactions contemplated by this Agreement shall have any right, benefit, priority or interest in, under or because of the existence of, this Section 10.5.

10.6           Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, sent by facsimile or electronic transmission via email (so long as, concurrently with facsimile or email transmission, a hard copy of such notice is sent by any other means permitted hereunder) or mailed (first class postage prepaid or by a national overnight delivery service) to the parties at the following addresses or facsimile numbers:

If to Seller:	Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027
Attn: Robert B. Sturges, Chief Executive Officer
Facsimile No.: 713-621-6919
Email: rsturges@nevadagold.com

with a copy to:	Wolff & Samson PC
One Boland Drive
West Orange, New Jersey 07052
Attn: David M. Hyman, Esq.
Facsimile No.: 973-530-2209
Email: dhyman@wolffsamson.com

If to Purchaser:	David J. Minter
3030 Orion Drive
Colorado Springs, Colorado 80906
Facsimile No.: 719-473-5259
Email: djminter1@aol.com

with a copy to:	Jonathan H. Steeler, Esq.
Ryley Carlock & Applewhite
1999 Broadway Suite 1800
Denver, Colorado 80202-3025
Facsimile No.: 303-595-3159
Email: jsteeler@rcalaw.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.6, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 10.6, be deemed given upon receipt, (iii) if delivered by mail or by overnight delivery in the manner described above to the address as provided in this Section 10.6, be deemed given upon receipt and (iv) if delivered by electronic transmission via email to the email address as provided in this Section 10.6, be deemed given upon electronic confirmation of receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section 10.6). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

10.7           Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO ANY OF ITS PRINCIPLES OF CONFLICTS OF LAWS OR OTHER LAWS WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; EXCEPT, HOWEVER, THAT THE APPLICABILITY OF BULK SALES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO. EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TELLER COUNTY, COLORADO AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF COLORADO WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN ANY SUCH COURT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 10.7.

10.8           Severability Clause. Any provision of this Agreement that conflicts with applicable law or is held to be void or unenforceable shall be ineffective to the extent of such conflict, voidness or unenforceability without invalidating the remaining provisions hereof, which remaining provisions shall be enforceable to the fullest extent permitted under applicable law.

10.9           Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto. This Agreement and the rights and duties hereunder shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

10.10           Entire Agreement. Each reference herein to an Exhibit shall be deemed to refer to the Exhibit so designated that is attached hereto, and each such Exhibit shall be deemed incorporated by reference in this Agreement at each place where so referenced herein. This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be modified, altered or amended except in a writing executed by all parties hereto.

10.11           Expenses.  Except as otherwise provided herein, each party hereto shall pay its or his own expenses incurred in connection with the preparation and execution of this Agreement and all related documents and with the transactions contemplated hereby.

10.12           Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement.

10.13            Confidentiality; Public Announcements. Unless otherwise consented to by all parties hereof, the terms of this Agreement and the Closing Documents shall be kept confidential by the parties hereto and no party shall issue any press releases or make any public statements with respect to the transactions contemplated by this Agreement, except in each case as may be required to comply with applicable Legal Requirements (including any public reporting obligations under securities laws and regulations), and provided further that, if a party desires to make any press release or public announcements relating to the Closing, such party shall provide to the other party(ies) advance written notice of, and an opportunity to review, the text of such proposed press release or public announcement, and such party(ies) shall not unreasonable withhold or delay its approval thereof.

10.14           Drafting. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

10.15           Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument. A facsimile transmission or emailed electronically executed copy of this Agreement or any other documents to be executed and delivered at Closing by any party hereto shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

WITNESSED:	Seller:

COLORADO GRANDE ENTERPRISES, INC.

/s/ James J. Kohn	By:	/s/ Robert B. Sturges
Robert B. Sturges, President and CEO

Purchaser:

G INVESTMENTS, LLC

/s/ Arlene Minter	By:	/s/ David J. Minter
David J. Minter, Manager

GLOSSARY

“Affected Employee” has the meaning set forth in Section 10.5.1.

“Authorizations” means all licenses, permits, franchises, approvals, authorizations, qualifications, concessions or the like, issued or granted by any federal, state, local or foreign Governmental Entity (as such term is hereinafter defined) or by any nongovernmental entity to any Person or which in any way relate to the Business or the Purchased Assets.

“Benefit Plans” means each “employee benefit plan” within the meaning of § 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or § 4975(e)(1)(A) of the Code.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contaminant” means any substance or waste containing hazardous substances, pollutants or contaminants as those terms are defined in CERCLA, and any other individual or class of pollutants, contaminants, toxins, chemicals, substances, wastes or materials in their solid, liquid or gaseous phase, defined, listed, designated, regulated, classified or identified under any Environmental Law. This definition includes asbestos and asbestos-containing materials, petroleum or petroleum-based products or derivatives thereof, radioactive materials, flammable explosives and polychlorinated biphenyls.

“Environmental Condition” means any breach of any Environmental Laws, any Release or threatened Release, or the presence of Contaminants.

“Environmental Laws” means all applicable foreign, federal, state and local laws, rules, regulations, codes, policies and ordinances, and binding determinations, orders, permits, licenses, injunctions, writs, decrees or rulings of any governmental or judicial authority, relative to or that govern or purport to govern air quality, soil quality, water quality, wetlands, natural resources, solid waste, hazardous waste, hazardous or toxic substances, pollution or the protection of public health, human health or the environment, including, but not limited to, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Safe Drinking Water Act (42 U.S.C. §201 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.)(“RCRA”), the Clean Air Act (42 U.S.C. §7401 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §136 et seq.), and the Occupational Safety and Health Act of 1970 (29 U.S.C. §651 et seq.), as each of these laws are amended from time to time and any analogous or related statutes and regulations whether currently in existence or hereafter enacted.

“Financial Statements” means the unaudited, management-prepared balance sheet of Seller as of September 30, 2011 and as of the end of the fiscal quarter ending immediately prior to the Closing Date, and the related unaudited, management-prepared statement of operations of Seller for the period from May, 2010 through September, 2011 and as of the end of the fiscal quarter ending immediately prior to the Closing Date.

“GAAP” means generally accepted accounting principles in effect in the United States of America at the time of any determination, and which are applied on a consistent basis. All accounting terms used in this Agreement which are not expressly defined in this Agreement shall have the meanings given to those terms by GAAP, unless the context of this Agreement otherwise requires.

“Governmental Entity” means any court, tribunal, arbitrator, executive or regulatory authority, tax authority, agency, commission, official or other instrumentality of the United States of America, any foreign country or any domestic or foreign state, county, city, municipality or other political subdivision.

“Intangibles” means the Intellectual Property Rights, including, without limitation, all trade secrets, designs and methodologies, formulae, recipes, research and development, inventions (whether or not patentable) and other proprietary processes and information of any kind not directly used in connection with the Business but being developed or considered for development any time during the last five (5) years by the Seller or by others for the benefit of Seller for use in connection with the Business.

“Intellectual Property Rights” means all United States of America and foreign: patents; copyrights, trademarks; trade names; service marks; brand names; business and product names; uniform resource locators (“URL’s”); internet domain names; internet websites and the electronic files, content and layout related thereto; email addresses; listings in telephone books and directories and internet directories; browser, search engines and hyper-links; logos; symbols; trade dress; design and representation or expressions of any of the foregoing; all registrations or applications for registration of any of the foregoing; and all databases; source codes; object codes; computer programs and computer software in any form or medium, in each case that are owned by the Seller and/or were, are or may be used in connection with the Business or held for use or being developed by the Seller or by others for the benefit of Seller for use in connection with the Business; and all trade secrets; industrial or manufacturing models; tools, methods and processes; formulae; recipes; research and development; inventions (whether or not patentable); know-how; manufacturing, engineering and other drawings and blueprints; technology; technical information; engineering data; design and engineering specifications; and other proprietary processes and information of any kind owned by the Seller and which were, are or may be used in connection with the Business or any of the Purchased Assets.

“Inventory” means all of Seller’s inventories of products, whether raw materials, work-in-process or finished goods, all goods used in the Business including unopened and unused liquor, wine, beer, other beverages and food of Seller utilized in the Business, all of the Seller’s merchandising, promotional and packaging supplies and materials which are held at, or are in transit from or to, any of the locations at which any aspect of the operations of the Seller and/or the Business is conducted, or which are used by or held for the benefit of Seller, and any other item of Seller which in accordance with GAAP would be characterized as inventory.

“Knowledge” or “knowledge” means those matters of which the general manager and/or senior executives of the applicable Person has actual knowledge after due inquiry.

“Lease” means that certain Lease dated December 20, 1990, between Kenneth R. Hartz and Katherine L. Hartz, as lessor, and Seller, as lessee, as amended, for the lease of that certain casino building located at 300 E. Bennett Avenue, Cripple Creek, Colorado 80813.

“Leased Real Property” means the property underlying the Leases.

“Legal Requirement” of a Person means any statute, rule, regulation or other provision of law, or any order, judgment or other direction of a court, arbitration panel or other tribunal resolution or any Governmental Entity, or any other requirement, permit, registration, license or Authorization applicable to such Person, or to any of its properties. assets or business.

“Law” means any constitution provision, statute, ordinance or other law, duly enacted and enforceable rule or regulation, or any binding interpretation or Order of any Governmental Entity or applicable stock exchange.

“Liens” means any liens, charges, encumbrances, security interests, mortgages, pledges or any other encumbrances.

“Long-Term Notes” means those certain notes payable of Seller owed to International Game Technology Company (IGT) and WMS Gaming, Inc.

“Material Adverse Event” means (i) a change in any applicable Laws prohibiting, or restricting or limiting in any material manner, the Business as presently conducted, (ii) any physical damage, destruction or other casualty loss not covered by insurance affecting the Leased Real Property or Purchased Assets of Seller in an aggregate amount exceeding $100,000, whether as a result of fire, earthquake, flood, act of God or other force majeure event, (iii) the commencement of any action of eminent domain or similar proceedings by any Governmental Entity which could materially impair or limit the conduct of the Business or (iv) any strikes or significant labor difficulties which would materially impair the ability of Seller to conduct the Business.

“Office Lease” means the certain Lease Agreement dated November 10, 2009 between Blake J. Allen, as lessor, and Seller, as lessee, for the lease of that certain office space located at 321 E. Bennett Avenue, Cripple Creek, Colorado 80813.

“Ordinary Course of Business” means ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Parking Facility” means that certain parking facility located at Block 30, Lots 5-8 in Cripple Creek, Colorado.

“Permitted Liens” means (a) any and all liens securing obligations under the Long-Term Notes, including those liens evidenced by UCC financing statements recorded in the State of Colorado and (b) any and all liens on equipment in favor of Konami Gaming Inc., including those liens evidenced by UCC financing statements recorded in the State of Colorado.

“Person” means any natural individual, corporation, partnership, joint venture, trust, limited liability company, association, organization, firm or other entity.

“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. §6901, et seq.).

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, disposing, injection, deposit, discharge, dispersal, leaching, or migration into any media, whether soil, surface water, ground water, building interior or components, air or any combination of the foregoing, and the movement of any Contaminant through any media, and including the abandonment or discarding of barrels, containers and other receptacles containing any Contaminant.

“Tax” or “Taxes” means any and all taxes, charges, fees, levies, deficiencies or other assessments of any nature whatsoever, including, without limitation, any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (pursuant to § 59A of the Code or otherwise), custom duties, capital stock, net worth, franchise, recording, employee’s income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, value added, occupancy, registration, customs, recording, gains, alternative or add-on minimum, estimated or other taxes, charge, fee, levy, deficiency or other assessment of whatever kind or nature, including any interest, penalties or additions to tax in respect of any of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of any of the foregoing (including, without limitation, as a transferee (pursuant to § 6901 of the Code or otherwise), as a result of Treasury Regulation §1.1502-6 or similar provision of applicable law, or as a result of a tax sharing or similar agreement, arrangement or understanding).

“Tax Return” means any federal, state, local or foreign return, declaration, report, claim for refund or credit, document, or other information or filing (including any schedule or exhibit thereto) that is filed or required to be supplied to any Governmental Entity in respect of or relating to any Tax, and any amendment thereof, whether on a consolidated, combined, unitary or separate basis.

“WARN Act” means the Worker Adjustment and Retaining Notification Act, 29 U.S.C. §2101 et seq. and the rules and regulations promulgated thereunder.

[EXHIBIT A]

PROMISSORY NOTE

$2,400,000.00	Cripple Creek, Colorado

[              ]  , 2012

FOR VALUE RECEIVED, the undersigned, G INVESTMENTS, LLC, a Colorado limited liability company having an address at 3030 Orion Drive, Colorado Springs, Colorado 80906 (“Borrower”) hereinafter promises to pay to the order of COLORADO GRANDE ENTERPRISES, INC., a Colorado corporation having an address at c/o Nevada Gold & Casinos, Inc., 50 Briar Hollow Lane, Suite 500W, Houston, Texas 77027 (hereinafter, with any subsequent holder, “Lender”) on or before [_________] 1, 2017 as provided herein (the “Maturity Date”), the principal amount of the purchase financing loan made by Lender to Borrower equal to TWO MILLION FOUR HUNDRED THOUSAND DOLLARS ($2,400,000.00) (the “Principal Amount”), with interest thereon, in lawful money of the United States of America in immediately available funds, at the rate of six percent (6%) per annum for the period commencing on the date hereof through and including the Maturity Date.

This Note is being issued by Borrower to Lender in partial consideration for the sale and purchase of assets of Lender by Borrower pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of  November 23, 2011, by and between Borrower and Lender.

INTEREST

Interest, which shall be calculated on a per annum basis for the periods and at the rate set forth above, shall accrue from and including the date hereof through and including the Maturity Date and shall be due and payable monthly on the 1st day of each month with each installment of principal in accordance with the Loan Amortization Schedule (the “Loan Amortization Schedule”) set forth on Schedule I attached hereto and made a part hereof.  Interest shall be computed on the basis of a three hundred sixty-five (365) day year and the actual days elapsed.

PRINCIPAL AMOUNT

Borrower shall pay the Principal Amount, together with accrued interest thereon, as follows:

(i)           twelve (12) equal monthly installments of Principal Amount and accrued interest in the aggregate amount of TWENTY THOUSAND DOLLARS AND 00/100 CENTS ($20,000.00), which shall be due and payable on the 1st day of each month, in accordance with the Loan Amortization Schedule.

(ii)          twelve (12) equal monthly installments of Principal Amount and accrued interest in the aggregate amount of THIRTY THOUSAND DOLLARS AND 00/100 CENTS ($30,000.00), which shall be due and payable on the 1st day of each month, in accordance with the Loan Amortization Schedule.

(iii)        thirty-six (36) equal monthly installments of Principal Amount and accrued interest in the aggregate amount of FORTY THOUSAND DOLLARS AND 00/100 CENTS ($40,000.00), which shall be due and payable on the 1st day of each month, in accordance with the Loan Amortization Schedule.

(iv)         a final installment of NINE HUNDRED AND SEVEN THOUSAND, FIVE HUNDRED DOLLARS AND 13/100 CENTS ($907,500.13) which shall be due and payable on the Maturity Date.

On the Maturity Date, any monthly installment amount not yet paid by Borrower to Lender shall be paid in full by Borrower to Lender, and Borrower shall have no further obligations with respect to the Note whatsoever.  Any payments of Principal Amount or interest shall be made by wire transfer of immediately available funds directly to the bank account of Lender designated by Lender in writing to Borrower.

LATE FEE; DEFAULT INTEREST

If either (a) any accrued interest amount is not paid in full when due or (b) any principal installment amount is not paid in full on or before the due date provided herein, then, in either event (i) Borrower shall pay to Lender a late charge equal to three percent (3%) of the required payment, with a minimum late charge of $250.00, and (ii) the amount past due shall, until paid, accrue interest at a default rate equal to the lesser of (A) eighteen percent (18%) per annum, or (B) the maximum rate permitted by law (the “Default Rate”).  Upon an Event of Default (as defined herein), the outstanding Principal Amount of this Note shall accrue interest at the Default Rate.

SECURITY

As collateral security for the payment of any and all amounts due and payable under this Note (the "Obligations") and to induce Lender to agree to make the purchase financing loan evidenced by this Note, (i) David J. Minter, Arlene Minter and Minter Holdings LLC, as members of Borrower, shall enter into a pledge agreement (the “Pledge Agreement”) pursuant to which such member of Borrower shall pledge all of his, her or its membership interest in Borrower to Lender, (ii) Borrower shall execute and deliver to Lender a security agreement (the “Security Agreement”) pursuant to which Borrower shall grant a security interest on all of its assets to secure the Obligations hereunder in favor of Lender, and (iii) David J. Minter, individually, shall execute and deliver to Lender a guarantee (the “Guarantee”) pursuant to which he shall personally guarantee the Obligations hereunder in favor of Lender.

PREPAYMENT

Borrower shall have the right to prepay all (but not less than all) of the outstanding Principal Amount, together with any and all interest accrued on the outstanding Principal Amount prepaid through and including the date of such prepayment, at any time without premium or penalty.

2

Any payments received by Lender on account of this Note prior to the Maturity Date shall be applied first, to any costs, expenses, or charges then owed Lender by Borrower, if any, second, to accrued and unpaid interest, and third, to the unpaid principal balance hereof.  Any payments so received after acceleration shall be applied in such manner as Lender may reasonably determine.

EVENTS OF DEFAULT

Lender, at its option, may declare the entire unpaid Principal Amount of this Note and unpaid interest thereon to be immediately due and payable without demand, notice or protest (which are hereby waived) upon the occurrence of any one or more of the following events (each, an “Event of Default”):

(a)           The failure by Borrower to pay any amount due pursuant to this Note within five (5) business days following written notice from Lender of Borrower’s failure to make such payment when due; provided, however, that Borrower shall be in default in the event Borrower fails to pay any amounts due under this Note on the date when due (and shall not be entitled to such five (5) business day notice and cure period) on more than two (2) occasions;

(b)           any act by, or against, Borrower, or its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any substantial part of Borrower’s property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of Borrower, or the occurrence of any other voluntary or involuntary liquidation or extension of debt agreement for Borrower; adjudication of Bankruptcy or insolvency relative to Borrower; the entry of an order for relief or similar order with respect to Borrower in any proceeding pursuant to Title 11 of the United States Code (commonly referred to as the Bankruptcy Code) or any other federal Bankruptcy law; the filing of any complaint, application, or petition by or against Borrower initiating any matter in which Borrower is or may be granted any relief from the debts of Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the calling of a meeting of creditors of Borrower; the meeting by Borrower with a formal court approved creditors’ committee; the offering by or entering into by Borrower of any composition, extension or any other arrangement seeking relief or extension for the debts of Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement by or against Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors; which, if any of the foregoing events is not initiated by Borrower, such event is not discharged or satisfied by Borrower within ninety (90) days of its occurrence;

(c)           except for any Permitted Liens (as defined in the Purchase Agreement) or other liens on equipment acquired by Purchaser under the Purchase Agreement, the imposition of any lien upon any assets of Borrower or the entry of any judgment against Borrower in excess of $25,000, which lien is not bonded or discharged or judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its imposition or entry;

3

(d)           the occurrence of a breach by Borrower of any of its obligations under the Purchase Agreement, which breach Borrower fails to cure within five (5) business days of Borrower’s receipt of written notice of such breach from Lender;

(e)           the occurrence of an Event of Default (after any applicable notice and cure period) under the Pledge Agreement or the Security Agreement;

(f)            the occurrence of an Event of Default (after any applicable notice and cure period) under the Guarantee; or

(g)           the occurrence of a default or an event of default (after any applicable notice and cure period) under any instrument, agreement, contract, indenture or other document governing any indebtedness of Borrower to a third party.

RIGHT OF SETOFF

LENDER AND BORROWER ACKNOWLEDGE AND AGREE THAT BORROWER HAS A RIGHT OF SETOFF AGAINST THE PAYMENT OF AMOUNTS OUTSTANDING ON THIS NOTE AS SET FORTH IN SECTION 7.6 OF THE PURCHASE AGREEMENT.  SUBJECT TO THE TERMS, CONDITIONS AND PROVISIONS OF SECTION 7.6 OF THE PURCHASE AGREEMENT, BORROWER MAY WITHHOLD OR REDUCE THE PAYMENT OF AMOUNTS OUTSTANDING ON THIS NOTE BY ANY AMOUNTS DUE FROM LENDER TO BORROWER THEREUNDER.

NO WAIVER BY LENDER; ELECTION OF REMEDIES

No delay or omission by Lender in exercising or enforcing any of Lender’s powers, rights, privileges, remedies, or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.  No waiver of any default hereunder shall operate as a waiver of any other default hereunder, nor as a continuing waiver.  Lender, in its sole discretion, may proceed to exercise or enforce any right, power, privilege, remedy or interest that Lender may have under this Note or applicable law whether at law, in equity, in rem or in any other forum available under applicable law without pursuing, exhausting or otherwise exercising or enforcing any other right, power, privilege, remedy or interest that Lender may have against Borrower or any other person.  Lender may institute one or more proceedings (which may be separate proceedings) with respect to this Note in such order and at such times as Lender may elect in its sole discretion.

COSTS OF COLLECTION

Borrower will pay on demand all attorneys’ reasonable fees and out-of-pocket expenses incurred by Lender in the enforcement of the Note and Obligations of Borrower to Lender.

4

SUCCESSORS AND ASSIGNS

This Note shall not be assignable by Borrower without the prior written consent of Lender.  This Note shall be binding upon Borrower and each endorser and guarantor hereof and upon their respective heirs, successors, permitted assigns, and representatives, and shall inure to the benefit of Lender and its successors, endorsees, and assigns.

JOINT AND SEVERAL

The liabilities of Borrower and any guarantor of this Note are joint and several; provided, however, the release by Lender of Borrower or any one or more guarantor shall not release any other person obligated on account of this Note.  No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to Lender of the person from whom contribution is sought have been satisfied in full.

GOVERNING LAW; CONSENT TO JURISDICTION

This Note is delivered to Lender in the State of Colorado, shall be governed by and construed in accordance with the laws of the State of Colorado, but without giving effect to any Colorado choice of law provisions that might otherwise make the laws of a different jurisdiction govern or apply.  IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE, LENDER AND BORROWER EACH IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF TELLER COUNTY OF THE STATE OF COLORADO AND WAIVE ALL DEFENSES TO THE  JURISDICTION OF EITHER OF THE FOREGOING COURTS INCLUDING, WITHOUT LIMITATION, FORUM NON-CONVENIENS. LENDER AND BORROWER EACH ACKNOWLEDGE THAT IT HAS BEEN INFORMED THAT THE PROVISIONS HEREOF CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED AND ARE RELYING.  LENDER AND BORROWER EACH MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF TELLER COUNTY OF THE STATE OF COLORADO.

WAIVERS

LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN EVIDENCED BY THIS NOTE.

5

BORROWER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT (EXCEPT AS PROVIDED HEREIN), PROTEST AND NOTICE OF PROTEST, AND BORROWER FURTHER CONSENTS TO THE RELEASE OF ALL OR ANY PART OF THE SECURITY FOR THE PAYMENT HEREOF AT THE DISCRETION OF LENDER, OR THE RELEASE OF ANY PARTY LIABLE FOR THIS OBLIGATION WITHOUT AFFECTING THE LIABILITY OF THE OTHER PARTIES HERETO. ANY DELAY ON THE PART OF LENDER IN EXERCISING ANY RIGHT HEREUNDER SHALL NOT OPERATE AS A WAIVER OF ANY SUCH RIGHT, AND ANY WAIVER GRANTED FOR ONE OCCASION SHALL NOT OPERATE AS A WAIVER IN ANY OTHER EVENT.

MAXIMUM INTEREST RATE

All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law in effect as of the date hereof.

NOTICES

All notices, requests, demands, claims or other communications required or permitted to be delivered, given or otherwise provided hereunder must be in writing and must be delivered personally, delivered by a nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid or (if a facsimile number is provided below) sent by facsimile (subject to electronic confirmation of good facsimile transmission) addressed to the party as specified below:

If to Borrower:	David J. Minter
3030 Orion Drive
Colorado Springs, Colorado 80906
Facsimile No.: (719) 473-5259

With a copy to:	Jonathan H. Steeler, Esq.
Ryley Carlock & Applewhite
1999 Broadway Suite 1800
Denver, Colorado 80202-3025
Facsimile No.: (303) 595-3159

If to Lender:	Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027
Attention: Robert B. Sturges, Chief Executive Officer
Facsimile No.: (713) 621-6919

6

With a copy to:	Wolff & Samson PC
One Boland Drive
West Orange, New Jersey 07052
Attention: David M. Hyman, Esq.
Facsimile No.: (973) 530-2209

Any such notice, request, demand, claim or other communication shall be deemed to have been delivered and given (a) on the date of delivery if delivered personally, (b) the first business day after it is deposited with such nationally recognized overnight courier service, (c) the day of sending if sent by facsimile prior to 4:00 p.m. (Eastern time) on any business day or the next succeeding business day if sent by facsimile after 4:00 p.m. (Eastern time) on any business day or on any day other than a business day, or (d) five (5) business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the above address, or, if applicable, facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by written notice given hereunder.

BORROWER:

G INVESTMENTS, LLC

By:
David J. Minter, Manager

7

SCHEDULE I

Loan Amortization Schedule
(see attached)

8

[EXHIBIT B]

GUARANTEE

THIS GUARANTEE (this “Guarantee”) is made this [__] day of  [__________], 2012, by DAVID J. MINTER, an individual residing at 3030 Orion Drive, Colorado Springs, Colorado 80906 (the “Guarantor”), in favor of COLORADO GRANDE ENTERPRISES, INC., a Colorado corporation (“Lender”).

WITNESSETH:

WHEREAS, concurrently herewith, Lender is selling to G INVESTMENTS, LLC, a Colorado limited liability company (“Buyer”), and Buyer is purchasing from Lender, the assets of Lender in accordance with an Asset Purchase Agreement dated as of November 23, 2011 (the “Purchase Agreement”) between Lender and Buyer.

WHEREAS, as partial consideration for the purchase and sale of assets, Buyer is financing its purchase by issuing a promissory note (such note, together with all modifications thereto and replacements therefore, the “Note”) of even date herewith in favor of Lender in the principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00).

WHEREAS, to induce Lender to enter into the Purchase Agreement, the Guarantor has agreed to execute and deliver this Guarantee.

WHEREAS, as the Guarantor is a principal of Buyer, he will derive direct and immediate financial and other benefit from the entry by Lender and Buyer into the Purchase Agreement and the consummation of the transactions thereunder.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor agrees as follows:

1.       Guarantee of Obligations; Enforcement Costs.  The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the prompt and complete payment and performance when due of all obligations of Buyer to Lender arising under the Note, including any and all principal and interest amounts due and payable thereon (collectively, the “Obligations”).  The Guarantor shall also pay to Lender all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in the enforcement, protection, defense or collection of the Obligations and this Guarantee.

2.       Waiver and Consent.  The Guarantor unconditionally and absolutely waives: (a) diligence, presentment, protest and all notices and demands of every kind whatsoever, including, without limitation, demand for payment, notice of nonpayment, notice of the acceptance of this Guarantee by Lender and of the creation and existence of any of the Obligations, and notice of any default by Buyer in its obligations to Lender under the Note; (b) the invalidity or unenforceability of the Obligations; (c) any failure, neglect or omission on the part of Lender to realize or protect the Obligations; and (d) any and all acts or things by Lender to be done to establish the liability of the Guarantor hereunder.  The Guarantor consents to all terms and conditions regarding the Obligations and any indulgence, extension, forbearance, forgiveness or other modification of the amounts or terms granted or made with respect to the Obligations.

3.       Continuing Guarantee.  No act or thing, except payment and performance of the Obligations in full, shall in any way affect or impair this Guarantee, and this Guarantee shall be a continuing, absolute, and unconditional Guarantee and shall be in force and be binding upon the Guarantor until the Obligations are fully paid and performed.

4.       Payment and Performance.  In the event any of the Obligations or any portion thereof are not paid or performed by Buyer when due, the Guarantor shall pay to Lender all amounts owing by Buyer and perform the other obligations of Buyer under the Note in like manner as if the Obligations constituted the direct obligations of the Guarantor.  It is further agreed that Lender, prior to exercising its rights hereunder, shall not be required to pursue or exhaust any of its rights or remedies against Buyer or other persons or its or their property, this being a Guarantee of payment and not of collection.

5.       Subrogation.  No payment by the Guarantor pursuant to this Guarantee shall entitle the Guarantor, by subrogation or otherwise, to the rights of Lender, to any payment by, or to receive any property of, Buyer until all of the Obligations and all costs, expenses, and attorneys’ fees paid or incurred by Lender in endeavoring to collect the Obligations and enforcing this Guarantee have been fully paid.

6.       Payments Set Aside.  If any payment made to Lender in reduction of the Obligations is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency, or reorganization of Buyer or the Guarantor or any other obligor of the Obligations), the Obligations to which such payment was applied shall, for the purposes of this Guarantee, be deemed to have continued in existence regardless of such payment, and this Guarantee shall be enforceable as to the Obligations as fully as if such payment had never been made, notwithstanding the cancellation of any other agreement evidencing the Obligations.

7.       Severability.  Any invalidity or unenforceability of any provision or application of this Guarantee shall not affect the validity and enforceability of the remaining provisions of this Guarantee, which shall remain in full force and effect.

8.       Successors and Assigns; Assignment.  This Guarantee shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, administrators and permitted assigns.  The Guarantor may not assign this Guarantee or any of their obligations hereunder.

9.       Governing Law.  This Guarantee shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado, without regard to its conflict of laws principles.

10.     Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, sent by facsimile or electronic transmission via email (so long as, concurrently with facsimile or email transmission, a hard copy of such notice is sent by any other means permitted hereunder) or mailed (first class postage prepaid or by a national overnight delivery service) to the parties at the following addresses or facsimile numbers:

2

If to Lender	Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027
Attn:  Robert B. Sturges, Chief Executive Officer
Facsimile No.: (713) 621-6919
Email: rsturges@nevadagold.com

with a copy to:	Wolff & Samson PC
One Boland Drive
West Orange, New Jersey 07052
Attn:  David M. Hyman, Esq.
Facsimile No.:  (973) 530-2209
Email:  dhyman@wolffsamson.com

If to the Guarantor:	David J. Minter
3030 Orion Drive
Colorado Springs, Colorado 80906
Facsimile No.: (719) 473-5259
Email:  djminter1@aol.com

with a copy to:	Jonathan H. Steeler, Esq.
Ryley Carlock & Applewhite
1999 Broadway Suite 1800
Denver, Colorado 80202-3025
Facsimile No.: 303-595-3159
Email: jsteeler@rcalaw.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, (iii) if delivered by mail or by overnight delivery in the manner described above to the address as provided in this Section, be deemed given upon receipt and (iv) if delivered by electronic transmission via email to the email address as provided in this Section, be deemed given upon electronic confirmation of receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

11.     Entire Agreement; Written Modification.  This Guarantee sets forth the entire understanding by the Guarantor in favor of Lender related to the subject matter hereof and supersedes and replaces all prior or contemporaneous communications and agreements of the parties, written or otherwise, concerning the subject matter of this Guarantee.  No course of dealing, course of performance, or trade usage shall be used to supplement or alter the terms of this Guarantee.  No alteration, modification, or amendment of this Guarantee shall be effective except if set forth in a writing signed by the Guarantor and Lender.

3

12.     Jurisdiction; Waiver Of Jury Trial; Personal Service.  AFTER CONSULTATION WITH COUNSEL, THE GUARANTOR HEREBY WAIVES HIS RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION INVOLVING THE SUBJECT MATTER OF THIS GUARANTEE AND HEREBY AGREES THAT, IN THE EVENT OF ANY LITIGATION INVOLVING THE SUBJECT MATTER OF THIS GUARANTEE, THIS GUARANTEE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  THE GUARANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF TELLER COUNTY, COLORADO AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO IN ANY LITIGATION ARISING HEREUNDER, AND IRREVOCABLY WAIVES ALL DEFENSES TO THE PERSONAL JURISDICTION OF SUCH COURTS, INCLUDING, WITHOUT LIMITATION, DEFENSES BASED UPON THE INCONVENIENCE OF SUCH FORUMS, AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND FURTHER AGREES THAT SERVICE OF ANY SUCH PROCESS MAY BE EFFECTED, IN ADDITION TO ANY OTHER MEANS PERMITTED BY THE APPLICABLE RULES OF COURT, BY MAILING SUCH PROCESS CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR BY REPUTABLE OVERNIGHT COURIER PROVIDING A RECEIPT AGAINST DELIVERY TO SUCH PARTY IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS GUARANTEE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE ADDRESSEE’S ACTUAL RECEIPT THEREOF OR REFUSAL OF DELIVERY.  NOTHING IN THIS GUARANTEE SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR TAKING OF ANY ACTION UNDER THIS GUARANTEE TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the Guarantor has executed this Guarantee the day and year first above written.

DAVID J. MINTER

5

[EXHIBIT D]

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is dated as of the [__] day of [_________], 2012, by [___________], an [individual/entity] having an address at [_____________] ("Pledgor"), in favor of COLORADO GRANDE ENTERPRISES, INC., a Colorado corporation having an address at 300 East Bennett Avenue, Cripple Creek, Colorado 80813 ("Pledgee").

WITNESSETH:

WHEREAS, in connection with the purchase and sale of the assets of Pledgee to G Investments, LLC, a Colorado limited liability company (the “Company”), Pledgee and the Company entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of  November 23, 2011;

WHEREAS, pursuant to the Purchase Agreement, in partial consideration for the purchase and sale of Pledgee’s assets to the Company, the Company issued that certain Promissory Note (the “Promissory Note”), dated as of the date hereof, made by the Company in favor of Pledgee in the original principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00); and

WHEREAS, as a condition to the closing under the Purchase Agreement, Pledgor agreed to secure payment of the Obligations (as defined in Section 2 hereof) to Pledgee.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor covenants to and agrees with Pledgee as follows:

1.           Pledge.  Subject to the provisions of Section 4(b) below, as collateral security for payment and performance in full of all the Obligations (as defined below), Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto Pledgee and hereby grants to Pledgee a first priority lien upon, and a continuing security interest in all of Pledgor’s membership interest in the Company (the “Membership Interest”), together with all proceeds thereof and all cash, additional securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any or all of such Membership Interest (such Membership Interest, proceeds thereof, cash, additional securities and other property are hereinafter collectively referred to as the "Collateral").  Simultaneously with the execution of this Pledge Agreement, Pledgor shall deliver to Pledgee, a certificate representing the Membership Interest (or, if uncertificated, an Assignment of Membership Interest), together with instruments of transfer duly endorsed by Pledgor in blank.  The Collateral shall be accompanied by such other instruments or documents as Pledgee or its counsel reasonably may request or as may be required by the terms and conditions of the Company’s Operating Agreement.

TO HAVE AND TO HOLD the Collateral, together with all rights, title, interests, powers, privileges and preferences pertaining or incidental thereto, unto Pledgee, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

2.           Obligations Secured.  The pledge under this Pledge Agreement is made, and the security interest created hereby is granted to Pledgee, to secure prompt payment and performance when due of (i) all liabilities and obligations of the Company to Pledgee under the Promissory Note, and any and all modifications, amendments, extensions, increases, renewals, replacements and substitutions thereof or therefor, and (ii) all liabilities and obligations of Pledgor now or hereafter existing under this Pledge Agreement (all such liabilities and obligations of Pledgor collectively referred to herein as the "Obligations").

3.           Representations and Warranties.  Pledgor hereby represents and warrants to Pledgee as follows:

(a)           Pledgor is the record legal and equitable owner of, and has the complete and unconditional authority to pledge, the Collateral and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature; Pledgor has good and marketable title to the Collateral and has the right and legal capacity to pledge the Collateral in the manner provided or contemplated and will defend its title thereto against the claims of all persons.

(b)           The execution, delivery and performance by Pledgor of this Pledge Agreement will not violate the terms of any instrument, document or agreement to which Pledgor is a party, or by which Pledgor or any of its property is bound, or be in conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation or imposition of any lien upon any of the property or assets of Pledgor, except for the lien in favor of Pledgee created hereunder.

(c)           Pledgor is duly authorized and empowered to execute, deliver and perform his obligations under this Pledge Agreement.

(d)          This Pledge Agreement constitutes the valid and legally binding obligations of Pledgor, enforceable in accordance with its terms.

4.           Distributions; Voting Rights.

(a)           Any and all membership interests or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Collateral as a result of a subdivision, combination or reclassification of the outstanding membership interests of the Company, or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Company may be a party or otherwise, shall be and become part of the Collateral pledged hereunder and, if so received by Pledgor, shall forthwith be delivered to Pledgee to be held subject to the terms of this Pledge Agreement.

2

(b)           Unless an Event of Default (as defined herein) shall have occurred, Pledgor shall be entitled to receive cash distributions paid in respect of the Membership Interest, to vote the Membership Interest and to give consents, waivers and ratifications in respect of the Membership Interest; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which is inconsistent with, or which would breach or violate, any provision of this Pledge Agreement.  After an Event of Default has occurred, Pledgee shall be entitled to receive all cash or other distributions, to vote the Membership Interest, and to give consents, waivers and ratifications in respect of the Membership Interest, and Pledgor shall have no rights with respect thereto.

5.           Covenants With Respect to Collateral; Events of Default.  Pledgor covenants and agrees as follows:

(a)           In accordance with the terms of Sections 4(a) and 4(b) hereof, Pledgor covenants that he will cause any additional securities or property (except cash) issued to or received by him with respect to any of the Collateral, whether for value paid by it or otherwise, to be forthwith deposited and pledged hereunder, in each case accompanied by proper instruments of assignment duly executed in blank by Pledgor.

(b)           Pledgor shall not sell, convey or otherwise dispose of any of the Collateral or any interest therein, or create, incur or permit to exist any lien, encumbrance or security interest in or with respect to any of the Collateral.

(c)           Pledgee may hold any of the Collateral, endorsed or assigned in blank or in the name of any nominee or nominees of Pledgee, and Pledgee may deliver any of the Collateral to the issuer thereof for the purpose of making denominational exchanges or registrations or transfers or for such other purpose in furtherance of this Pledge Agreement as Pledgee may deem desirable.

(d)           Pledgor will pay all taxes, assessments and other charges levied, assessed or imposed upon the Collateral when the same become due.

(e)           An "Event of Default" shall exist hereunder (i) if any of the Collateral shall be attached or levied upon or seized in any legal proceedings, or held by virtue of any lien; but only if such attachment, levy, seizure or lien has not been satisfied, released, discharged or bonded within sixty (60) days after Pledgor has knowledge of its existence; (ii) if Pledgor shall have failed or refused to perform any covenant or agreement set forth herein and such failure or refusal shall not be cured within five (5) business days following receipt by Pledgor of written notice thereof from Pledgee; (iii) if any written representation or warranty made by Pledgor under or in connection with this Pledge Agreement shall have been false or misleading in any material respect when made; or (iv) any Event of Default (after any applicable notice and cure period) shall occur under the Promissory Note, which Pledgor fails to cure such Event of Default within five (5) business days of Pledgor’s receipt of written notice of such Event of Default from Pledgee.

3

6.           Remedies Upon Event of Default.

(a)           Subject to any applicable notice and cure provisions, if an Event of Default shall have occurred, Pledgee may exercise all of his rights and remedies with respect to the Collateral set forth under this Section 6 and Pledgor and the Company hereby agree to execute any documents reasonably requested by Pledgee to evidence any transfer of legal title to the Collateral resulting from the exercise of such rights and remedies.  Pledgee may sell the Collateral, or any part thereof, at public or private sale for cash, upon credit or for future delivery as Pledgee shall deem appropriate.  Pledgee shall be authorized at any such sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale Pledgee shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Except as provided below, each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b)           Pledgee shall give Pledgor ten (10) business days' written notice of Pledgee's intention to make any such public or private sale or sale of the Collateral.  Such notice, in case of public sale, shall state the time and place for such sale.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Pledgee may fix and shall state in the notice of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as Pledgee may (in its sole and absolute discretion) determine.  Pledgee shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Pledgee may, without notice or publication, except upon written notice to Pledgor, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, upon no less than 10 business days prior written notice to Pledgor of such adjournment, be made at the time and place to which the same was so adjourned, as specified in such written notice to Pledgor.  In case sale of all or any part of the Collateral is made on credit or for further delivery, the Collateral so sold may be retained by Pledgee until the sale price is paid by the purchaser or purchasers thereof, but Pledgee shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  As an alternative to exercising the power of sale herein conferred upon it, Pledgee may proceed by a suit or suits at law or in equity to foreclose this pledge and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction; provided, that Pledgee must provide written notice to Pledgor of Pledgee’s intention to proceed in such manner at least ten (10) business days prior to initiating any such suit at law or in equity.

(c)           In addition to the rights and remedies provided herein and otherwise available under any applicable law, and except as provided below, whenever an Event of Default shall have occurred, Pledgee shall have all the rights and remedies of a secured party upon default under the Uniform Commercial Code as then in effect in the State of Colorado.

4

(d)           Notwithstanding any other provision of this Pledge Agreement including this Section 6, Pledgee’s rights and remedies and the rights of any purchaser are and shall be subject to any applicable provisions of the Company's Operating Agreement.

7.           Application of Proceeds of Sale and Cash.  The proceeds of sale of Collateral sold pursuant to Section 6 hereof shall be applied by Pledgee as follows: first, to the payment in full of the Obligations, in such order as Pledgee may elect, to the extent not previously paid by Pledgor; and, second, to Pledgor any remainder of such proceeds.

8.           Exercise of Powers.  Pledgee shall have and be entitled to exercise all such powers hereunder as are specifically delegated to Pledgee by the terms hereof, together with such powers as are reasonably incidental thereto.  Pledgee may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

9.           Pledgee Appointed Attorney-in-Fact.  Following the occurrence of an Event of Default, Pledgor hereby appoints Pledgee as its attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement, and taking any reasonable action and executing any instrument which Pledgee either may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Pledgor hereby authorizes Pledgee to file a UCC Financing Statement against Pledgor in the State of Colorado to record the Pledgee’s security interest in the Collateral.

10.         No Waiver; Cumulative Remedies.  No failure on the part of Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by Pledgee preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other rights or remedies provided by law.

11.         Securities Law, Etc.  Pledgor recognizes that Pledgee may be unable or shall determine that it is undesirable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in Federal and state securities laws, but may be compelled or determine that it is desirable to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale subject to such conditions and made in accordance with applicable law shall be deemed to have been made in a commercially reasonable manner; provided Pledgor shall have been given notice of the occurrence of such private sale in accordance with Section 6 of this Agreement.  Without limiting the generality of the foregoing, the provisions of this Section 11 would apply if, for example, Pledgee were to place all or any part of the Collateral for private placement by an investment banking or similar firm, or if such firm purchased all or any part of the Collateral for its own account, or if Pledgee placed all or any part of the Collateral privately with a purchaser or purchasers.  Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably requested by Pledgee and necessary to make such private sale or sales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Pledgor's expense.

5

12.         Termination.  This Pledge Agreement will terminate when all the Obligations to Pledgee under the Promissory Note and this Pledge Agreement have been fully paid and performed.  Upon termination of this Pledge Agreement, Pledgee, shall reassign and deliver to Pledgor, or to such person or persons as Pledgor shall designate, against receipt, such of the Collateral (if any) pledged by Pledgor as shall not have been sold or previously released, together with appropriate instruments of reassignment and release in form and substance reasonably satisfactory to Pledgor, and Pledgor may file any and all necessary or appropriate UCC termination statements.

13.         Survival of Agreements.  All agreements, representations and warranties made herein, and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Pledge Agreement.

14.         Amendment.  No modification, amendment or waiver of any provision of this Pledge Agreement, nor consent to any departure by Pledgor shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

15.         Successors and Assigns.  This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgee and its successors and assigns.

16.         Severability.  In case any one or more of the provisions contained in this Pledge Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

17.         Governing Law; Jurisdiction; Jury Waiver.  This Pledge Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado, but without giving effect to any Colorado choice of law provisions that might otherwise make the laws of a different jurisdiction govern or apply.  IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF TELLER COUNTY OF THE STATE OF COLORADO AND WAIVE ALL DEFENSES TO THE  JURISDICTION OF EITHER OF THE FOREGOING COURTS INCLUDING, WITHOUT LIMITATION, FORUM NON-CONVENIENS. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 17 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

6

18.         Notices. All notices, requests, demands, claims or other communications required or permitted to be delivered, given or otherwise provided hereunder must be in writing and must be delivered personally, delivered by a nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid or (if a facsimile number is provided below) sent by facsimile (subject to electronic confirmation of good facsimile transmission) addressed to the party as specified below:

If to Pledgor:	[To be supplied for each Pledgor]

Facsimile No.:

With a copy to:	Jonathan H. Steeler, Esq.
Ryley Carlock & Applewhite
1999 Broadway Suite 1800
Denver, Colorado 80202-3025
Facsimile No.: (303) 595-3159

If to Pledgee:	Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027
Attention: Robert B. Sturges, Chief Executive Officer
Facsimile No.: (713) 621-6919

With a copy to:	Wolff & Samson PC
One Boland Drive
West Orange, New Jersey  07052
Attention: David M. Hyman, Esq.
Facsimile No.: (973) 530-2209

Any such notice, request, demand, claim or other communication shall be deemed to have been delivered and given (a) on the date of delivery if delivered personally, (b) the first business day after it is deposited with such nationally recognized overnight courier service, (c) the day of sending if sent by facsimile prior to 4:00 p.m. (Eastern time) on any business day or the next succeeding business day if sent by facsimile after 4:00 p.m. (Eastern time) on any business day or on any day other than a business day, or (d) five (5) business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the above address, or, if applicable, facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by written notice given hereunder.

7

[EXHIBIT D]

[SIGNATURE PAGE OF PLEDGE AGREEMENT]

IN WITNESS WHEREOF, Pledgor has caused this Pledge Agreement to be duly executed under seal as of the day and year first above written.

PLEDGOR:

[Name]

PLEDGEE:

COLORADO GRANDE ENTERPRISES, INC.

By:
Robert B. Sturges, President

IN WITNESS WHEREOF, the Company has executed this Pledge Agreement under seal as of the day and year first above written for the purpose of acknowledging, recognizing and consenting to Pledgor's pledge of all of its membership interests in the Company pursuant to the terms set forth herein and for the purpose of agreeing to the above written covenants and agreements made by the Company for the benefit of Pledgor and Pledgee.

G INVESTMENTS, LLC

By:
David J. Minter
Manager

[EXHIBIT C]

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is dated as of [__________], 2012, by and between G INVESTMENTS, LLC, a Colorado limited liability company having an address at 3030 Orion Drive, Colorado Springs, Colorado 80906 (the “Company”), and COLORADO GRANDE ENTERPRISES, INC., a Colorado corporation having an address at 300 East Bennett Avenue, Cripple Creek, Colorado 80813 (the “Lender”).

WITNESSETH:

WHEREAS, in connection with the purchase and sale of the assets of the Lender to the Company, the Lender entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of  November 23, 2011, by and between the Lender and the Company;

WHEREAS, pursuant to the Purchase Agreement, in partial consideration for the purchase and sale of Lender’s assets, the Company issued that certain Promissory Note (the “Promissory Note”), dated as of the date hereof, made by the Company in favor of the Lender in the original principal amount of Two Million Four Hundred Thousand Dollars ($2,400,000.00); and

WHEREAS, as a condition to the closing under the Purchase Agreement, the Company agreed to secure, the Obligations (as defined in Section 1.1 hereof).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

I.	DEFINITIONS

1.1           Defined Terms.  As used in this Agreement, the following words and terms shall have the following meanings:

“Accounts Receivable” shall mean, in addition to the definition of the term “accounts” contained in the Code, any and all obligations of any kind at any time due and/or owing to the Company (including any such obligation that might be characterized or classified under the Code as accounts, contract rights, chattel paper or otherwise), and all rights of the Company to receive payment or any other consideration whether arising from goods sold or leased by the Company or services rendered or otherwise, whether or not such right has been earned by performance, whether secured or unsecured, including without limitation, invoices, contract rights, accounts receivable, notes, drafts, acceptances, instruments, refunds, including tax refunds, and all other debts, obligations and liabilities in whatever form owing to the Company from any person, firm, governmental authority, corporation or any other entity, all security and guaranties therefor, all of the Company’s rights, in, to and under all purchase orders heretofore, now or hereafter received by the Company for goods or services, and all of the Company’s rights to goods sold (whether delivered, undelivered, in transit or returned), which may be represented thereby, including all of the Company’s rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation, whether now existing or hereafter arising, and all books, records, ledger cards and other tangible and intangible property pertaining to same (including printed copies of all computerized data, electronic machine-readable media of such data, and software owned or licensed (to the extent it can be freely assigned) by the Company).

“Agreement” shall mean this Agreement and all exhibits, schedules, amendments or supplements hereto, together with all modifications thereto, extensions thereof and substitutions therefor.

“Code” shall mean the Uniform Commercial Code as in effect in the State of Colorado.

“Collateral” shall have the meaning ascribed to such term in Section 2.2 hereof.

“Computer Hardware and Software” shall mean, to the extent assignable or as to which a security interest may be granted, all of the Company’s rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all Software and all software programs designed for use on the computers and electronic data processing hardware described in clause (i) above, including all operating system software, utilities and application programs in any form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, Software and firmware described in clauses (i), (ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

“Contracts” shall mean all contracts, instruments, undertakings, documents or other agreements with respect to the Collateral in or under which the Company may now or hereafter have any right, title or interest.

“Deposit Account Control Agreement” means an agreement, in form and substance satisfactory to the Lender, among the Company, a banking or financial institution holding the Company’s funds, and the Lender with respect to collection and control of all deposits and balances held in a Deposit Account maintained by the Company with such banking or financial institution, pursuant to which upon the occurrence of an Event of Default, the Lender has the ability to exclude the Company from accessing such Deposit Account and funds on deposit therein.

“General Intangibles” shall mean, in addition to the definition of the term “general intangibles” contained in the Code, all general intangibles now or hereafter owned by the Company or in which the Company has rights and, in any event, including, without limitation, all customer lists, mailing lists, prospect lists, partnership interests, Intellectual Property Rights, rights under Contracts, know-how, engineering labs, computer software, drawings, rights in proprietary information, permits, and the right to receive any assets distributed upon or in connection with the termination of any employee benefit plan.

2

“Intellectual Property Rights” shall mean the Company’s rights and interests if any, in and to all past, present and future: trade secrets, know-how and other proprietary information; Trademarks, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); Patent applications and Patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

“Obligations” shall mean (i) any and all amounts due and payable to the Lender under the Promissory Note; (ii) any amounts due to the Lender from the Company under the covenants and agreements of the Company set forth in this Agreement and the Purchase Agreement; (iii) any and all obligations to Lender under the Pledge Agreement (as such term is defined in the Purchase Agreement), and (iv) reasonable costs and expenses (including, without limitation, reasonable attorney’s fees and costs) incurred by the Lender in connection with the enforcement of its rights under this Agreement.

“Patents” shall mean all of the following now or hereafter owned by the Company:  (i) all patents of the United States or any other country, and all applications for patents of the United States or any other country; (ii) all renewals, reissues, continuations, divisions, continuations-in-part or extensions thereof; (iii) any inventions and improvements on existing inventions and any future inventions and improvements thereon; (iv) all rights to damages or profits due or accrued or arising out of all past, present or future infringements of any Patent; (v) the right to sue for all past, present and future infringements of any Patent; and (vi) all rights of the Company under any license, royalty, franchise or other agreement relating to any Patent.

“Permitted Liens” shall have the meaning set forth in the Purchase Agreement.

“Proceeds” shall mean, in addition to the definition of the term “proceeds” contained in the Code, (i) whatever is received upon any collection, exchange, sale or other disposition or refinancing of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

3

“Trademarks” shall mean all of the following now or hereafter owned by the Company or under which the Company has conducted any business: (i) all trademarks, trade names, corporate names, company names, division names, business names, fictitious business names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; (iii) the goodwill of any business relating to, conducted with or symbolized by any trademark; (iv) all rights to damages or profits due or accrued or arising out of past, present or future infringements of any trademark or injury to said goodwill; (v) the right to sue for all past, present and future infringements of any trademark; and (vi) all rights of the Company under any license, royalty, franchise or other agreement relating to any trademark.

1.2           The terms “Chattel Paper”, “Commercial Tort Claims”, “Deposit Accounts”, “Payment Intangibles”, “Documents”, “Equipment”, “Financial Assets”, “Fixtures”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Certificated Securities”, “Security Entitlements”, “Software”, “Payment Intangibles” “Uncertificated Securities” and “Electronic Chattel Paper” shall have the meanings ascribed to them in the Code.

II.	SECURITY INTEREST

2.1	Grant of Security Interest.

As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations, the Company hereby mortgages, pledges, hypothecates, transfers and grants to the Lender, a security interest in and lien upon, all of the Company’s right, title and interest in and to the following, in each case whether now owned or hereafter acquired (all of which being hereinafter collectively called the “Collateral”):

(i)           all Accounts Receivable;

(ii)          all Contracts;

(iii)         To the extent assignable or as to which a security interest may be granted, all Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

(iv)         all Inventory;

4

(v)          all Equipment;

(vi)         all Patents, Trademarks and General Intangibles;

(vii)        all Chattel Paper;

(viii)       all Commercial Tort Claims;

(ix)         all Deposit Accounts;

(x)          all Payment Intangibles;

(xi)         all Documents;

(xii)        all Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

(xiii)       all Instruments;

(xiv)       all Financial Assets;

(xv)        all Fixtures;

(xvi)       all General Intangibles, including Payment Intangibles and Software;

(xvii)      all Letter-of-Credit Rights;

(xviii)     all Certificated Securities;

(xix)       all Security Entitlements;

(xx)        all Investment Property;

(xxi)       to the extent not otherwise included in the foregoing, all other personal property of the Company, whether tangible or intangible, whether now owned or hereafter acquired and wherever located; and

(xxii)      all Proceeds of the foregoing.

5

2.2           Lien Perfection; Further Assurances.  The Company hereby irrevocably authorizes the Lender to file any such UCC financing statements and any amendment and/or continuation statements as the Lender shall deem necessary or desirable in connection herewith, including, without limitation, financing statements that indicate the Collateral (i) as all assets of the Company or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in this Article II.  At the Lender’s request, the Company shall also promptly execute or cause to be executed and shall deliver to the Lender any and all documents, instruments and agreements reasonably deemed necessary by the Lender to give effect to or carry out the terms or intent of this Agreement.  In addition, the Company shall execute such UCC financing statements as are required by the Code (or otherwise reasonably required by the Lender) and such other instruments, assignments or documents as are necessary to perfect the Lender’s Lien upon any of the Collateral and shall take such other action as may be reasonably required to perfect or to continue the perfection of the Lender’s Lien upon the Collateral.

III.	REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants that the following are true, complete and correct as of the date hereof:

3.1           Organization, Qualification and Authorization.  The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, with full corporate power and authority to own its properties and to carry on its business as now conducted.  The Company has full power and authority to execute, deliver and perform any action which may be necessary or advisable to carry out the terms of this Agreement.  This Agreement has been duly executed and delivered by the Company, and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of lender’s rights generally and by general equitable principles (whether enforcement is sought by proceedings at law or in equity).

3.2           No Legal Bar.  The execution, delivery and performance of this Agreement will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to the Company, (ii) conflict with, result in a breach of or constitute a default under (a) the certificate of formation or operating agreement of the Company, (b) any order, judgment, award or decree of any court, governmental authority, bureau or agency applicable to, or binding upon, the Company, or (c) any mortgage, lease, material contract or other material agreement or undertaking to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (iii) result in the creation or imposition of any lien upon or with respect to any property or asset now or hereafter acquired by the Company other than the liens created hereby.  For purposes of this Section 3.2, the term “material” shall mean any contract or agreement which requires the expenditure of more than $25,000 per annum.

3.3           No Consent.  No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any person or entity, which has not been obtained, is required in connection with the execution, delivery, performance or validity of this Agreement, other than filing of financing statements and like documents in connection with the liens being granted in favor of the Lender hereunder, and other than with respect to the Collateral in Paragraph 2.2(a)(iiii) and Patents and Trademarks, if any.

6

3.4          No Litigation.  No litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending, or, to the knowledge of the Company, threatened, against the Company or any of its assets and properties which, if adversely determined, would materially adversely affect the ability of the Company to perform its obligations hereunder.

3.5          Collateral.

(a)           The Company does not currently conduct business under any other or alternate or fictitious name.

(b)           The Company is (or, in the case of after acquired property, will be) the sole owner of each item of Collateral and has good and marketable title thereto, free and clear of any and all liens other than Permitted Liens.

(c)           Except for the UCC financing statement for Permitted Liens, no security agreement, financing statement, mortgage, deed of trust, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office.

(d)           This Agreement constitutes a valid and continuing lien on and security interest in the Collateral in favor of the Lender and is enforceable against the Company.

(e)           The address of the Company set forth on the first page of this Agreement is the Company’s principal place of business, and it is the only location where the Collateral and all records regarding the Collateral are kept.

3.6          Accuracy and Completeness of Information.  All information, reports and other papers and data furnished by the Company to the Lender in connection with the Obligations are, and will be, at the time the same are so furnished, complete and correct in all material respects.  No document furnished or statement now or hereafter made by the Company to the Lender in connection with the making of any Obligations contains or will contain any untrue statement of fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

IV.	COVENANTS

The Company covenants and agrees that until all the Obligations have been satisfied and paid in full, the Company will comply with the following covenants:

4.1          Change of Name or Location.  The Company shall not (a) change its name as it appears in official filings in the state of its organization, (b) change the type of entity that it is, (c) change its organization identification number, or (d) change its state of organization unless the Lender shall have received at least 15 days’ prior written notice of such change and the Company agrees to take any reasonable action requested by the Lender to continue the perfection of any liens in favor of the Lender in any Collateral.

7

4.2          Liens.  The Company will not create, assume or incur or cause to be created, assumed or incurred, or permit to exist, any liens on the Collateral (other than the Permitted Liens), and the Company will defend the right, title and interest of the Lender in and to all of the Company’s rights to the Collateral and in and to the Proceeds thereof against the claims and demands of all persons and entities whatsoever.

4.3          Collateral.

(a)           The Company will promptly advise the Lender, upon its knowledge (i) of any lien asserted or claim made against any of the Collateral after the date of this Agreement, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interest created hereunder.

(b)           The Company shall keep and maintain all Equipment in good operating condition and repair, ordinary wear and tear excepted, make all necessary repairs thereto and replacement of parts thereof and keep and maintain complete and accurate maintenance records with respect thereto.

4.4          Further Documentation.  At any time and from time to time upon the Lender’s request and at the Lender’s expense, the Company will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as the Lender may reasonably request in order to obtain the full benefits of this Agreement and the rights and powers herein granted, including the filing of any financing or continuation statements and amendments thereto under the Code.  The Company also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law.

4.5          Insurance.  The Company shall at all times maintain insurance covering the Collateral against such insurable losses as is consistent with commercially reasonable and sound business practice, in amounts (which shall not be less than the aggregate amount of the Obligations) and under policies issued by the Company’s present insurers or other insurers reasonably acceptable to the Lender.  All premiums on such insurance shall be paid by the Company and certified copies of the policies, or other evidence of insurance acceptable to the Lender, shall be provided to the Lender promptly upon the Lender's request.  The Company shall not use or permit the Collateral to be used unlawfully or outside of any insurance coverage.  All insurance policies required under this Section 4.5 shall contain loss payable clauses on standard loss payee forms or other forms satisfactory to the Lender, naming the Lender as loss payee, and providing that:

(1)          All proceeds thereunder shall be payable directly to the Lender;

(2)          No such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy;

8

(3)          Such policies and loss payable clauses may not be canceled, amended or terminated with respect to the Lender unless at least thirty days' prior written notice is given to the Lender; and

(4)          There shall be no recourse against the Lender for payment of premiums or other amounts with respect thereto.

Any proceeds of insurance referred to in this Section which are paid to the Lender shall be applied to the payment or prepayment of the Obligations.

4.6          Lender’s Appointment as Attorney-in-Fact.

(a)           The Company hereby irrevocably constitutes and appoints the Lender, and any officer or Lender thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Lender’s discretion following the occurrence of an Event of Default (as defined in Article V herein), for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Lender the power and right, on behalf of the Company without notice to or assent by the Company, to do the following:

(i)           following the occurrence of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under or in connection with any Collateral; and

(ii)           following the occurrence of an Event of Default (A) to direct any party liable for any payment due the Company with respect to any of the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Lender or as the Lender shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to exercise any and all rights and/or remedies under any of the Company’s material Contracts; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (F) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (G) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and the Company’s expense, at any time or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do.

9

(b)           This power of attorney is a power coupled with an interest and shall be irrevocable.

(c)           The powers conferred on the Lender hereunder are solely to protect the interests of the Lender in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, employees or Lenders shall be responsible to the Company for any act or failure to act, except for its gross negligence or willful misconduct.

(d)           The Company also authorizes the Lender at any time and from time to time following the occurrence of an Event of Default to execute any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

4.7          Performance by Lender of Company’s Obligations.  If the Company fails to perform or comply with any of its agreements contained herein, and the Lender shall, in its sole discretion, perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Lender incurred in connection with such performance or compliance shall be payable by the Company to the Lender on demand and shall constitute Obligations secured hereby.  The Company hereby irrevocably constitutes and appoints the Lender, and any officer or Lender thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Company and in the name of the Company or in its own name, following the occurrence of  an Event of Default, to perform or comply with any and all of the Company’s obligations hereunder which the Company has failed to perform or comply with after notice thereof and to take any and all other actions necessary or advisable in the Lender’s judgment, to protect, preserve, enforce or exercise the Lender’s rights under this Agreement, said power being coupled with an interest and therefore irrevocable.

4.8          Deposit Accounts.  On or before the closing under the Purchase Agreement, the Company shall execute and deliver to the Lender Deposit Account Control Agreements for each Deposit Account maintained by the Company as permitted by the Lender.  Prior to opening or replacing any Deposit Account, the Company shall cause each bank or financial institution in which it seeks to open a Deposit Account, to enter into a Deposit Account Control Agreement with the Lender in order to give the Lender control of such Deposit Account.

V.	EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default hereunder, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental body:

10

5.1          If any warranty or representation made by the Company contained herein is false or incorrect in any material respect when made.

5.2          If the Company shall default in the performance or observance of any covenant or agreement contained in this Agreement and such default shall continue unremedied for 10 days after the Company receives written notice specifying such default from Lender.

5.3          If an Event of Default (as defined under the Promissory Note) shall occur under the Promissory Note.

VI.	REMEDIES

6.1           Following written notice from Lender of the occurrence of any Event of Default:

(a)           All payments received by the Company under or in connection with any of the Collateral shall be held by the Company in trust for the Lender, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to the Lender in the same form as received by the Company (duly indorsed by the Company to the Lender, if required); and

(b)           Any and all such payments so received by the Lender (whether from the Company or otherwise) shall be applied by the Lender against the Obligations in such order as the Lender shall determine in its sole discretion.  Any balance of such payments held by the Lender and remaining after payment in full of all such Obligations shall be paid over to the Company.

6.2           If any Event of Default shall occur, the Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company which shall be released.  The Company further agrees, at the Lender’s request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Company’s premises or elsewhere.  The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Lender hereunder, including reasonable attorneys’ fees and legal expenses, to the Lender for payment in whole or in part of the Obligations, the Company remaining liable for any deficiency remaining unpaid after such application, and only after paying over such net proceeds and after the payment by the Lender of any other amount required by any provision of law, need the Lender account for the surplus, if any, to the Company.  To the extent permitted by applicable law, the Company waives all claims, damages, and demands against the Lender arising out of the repossession, retention or sale of the Collateral.  The Company agrees that the Lender need not give more than 10 business days’ written notice to the Company (which notification shall be deemed given, when received by the Company at its address set forth on the first page hereof or at such other address as the Company shall have notified Lender, in writing) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.  The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Lender is entitled, the Company also being liable for the reasonable fees of any attorneys employed by the Lender to collect such deficiency.

11

6.3           The Company also agrees to pay all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Lender with respect to the collection of any of the Obligations and the enforcement of any of the Lender’s rights hereunder.

6.4           The Company hereby waives (i) presentment, demand, protest or any notice (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral, except as otherwise provided in this Agreement, (ii) all rights to seek from any court any bond or security prior to the exercise by the Lender of any remedy described herein, (iii) the benefit of all valuation, appraisement and exemption laws, and (iv) all rights to demand or to have any marshalling of assets upon any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement.

6.5           Without limiting the generality of any of the rights and remedies conferred upon the Lender in this Agreement, the Lender may, after the occurrence of an Event of Default and to the full extent permitted by applicable law: (i) take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction; (ii) at the Lender’s option, use, operate, manage and control the Collateral in any lawful manner; (iii) collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and (iv) maintain, repair, renovate, alter or remove the Collateral as the Lender may determine in its sole discretion.

VII.	TERMINATION.

This Agreement will terminate when all of the amounts due to the Lender under the Promissory Note has been fully paid.  Upon termination of this Agreement, the Lender shall reassign and deliver to the Company, or to such person or persons as the Company shall designate, against receipt, such of the Collateral (if any) pledged by the Company as shall not have been sold or previously released, together with appropriate instruments of reassignment and release in form and substance reasonably satisfactory to the Company, and the Company may file any and all necessary or appropriate UCC termination statements.

12

VIII.	MISCELLANEOUS.

8.1           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

8.2           Survival of Agreements.  All agreements, representations and warranties made herein, and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement.

8.3           Amendment.  No modification, amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

8.4           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company, the Lender and their respective successors and assigns, except that the Company may not assign or transfer any of its rights under this Agreement without the prior written consent of the Lender.

8.5           Severability.  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

8.6           Counterparts.  This Agreement may be executed by the parties hereto on any number of separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

8.7           Costs and Expenses.  The Company shall be responsible for the payment of all reasonable costs and expenses (including without limitation reasonable attorneys’ fees and disbursements) incurred by the Lender in connection with (i) the exercise of any right or remedy granted herein and/or the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising with respect to the Collateral, whether in any bankruptcy or receivership proceeding or otherwise, and (ii) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Collateral.

13

8.8           Governing Law; No Third Party Rights; Consent to Jurisdiction; Waiver of Trial by Jury.  This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the law of the State of Colorado, but without giving effect to any Colorado choice of law provisions that might otherwise make the laws of a different jurisdiction govern or apply.  This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement. IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS OF TELLER COUNTY OF THE STATE OF COLORADO AND WAIVE ALL DEFENSES TO THE  JURISDICTION OF EITHER OF THE FOREGOING COURTS INCLUDING, WITHOUT LIMITATION, FORUM NON-CONVENIENS. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT THE PROVISIONS OF THIS SECTION 8.8 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE OTHER PARTIES HAVE RELIED, ARE RELYING, AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH OTHER PARTY TO THE WAIVER OF ITS RIGHTS TO TRIAL BY JURY.

8.9           Notices. All notices, requests, demands, claims or other communications required or permitted to be delivered, given or otherwise provided hereunder must be in writing and must be delivered personally, delivered by a nationally recognized overnight courier service, sent by certified or registered mail, postage prepaid or (if a facsimile number is provided below) sent by facsimile (subject to electronic confirmation of good facsimile transmission) addressed to the party as specified below:

If to the Company:	David J. Minter
3030 Orion Drive
Colorado Springs, Colorado 80906
Facsimile No.: (719) 473-5259

With a copy to:	Jonathan H. Steeler, Esq.
Ryley Carlock & Applewhite
1999 Broadway Suite 1800
Denver, Colorado 80202-3025
Facsimile No.: (303) 595-3159

If to Lender:	Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500W
Houston, Texas 77027
Attention: Robert B. Sturges, Chief Executive Officer
Facsimile No.: (713) 621-6919

With a copy to:	Wolff & Samson PC

14

One Boland Drive
West Orange, New Jersey  07052
Attention: David M. Hyman, Esq.
Facsimile No.: (973) 530-2209

Any such notice, request, demand, claim or other communication shall be deemed to have been delivered and given (a) on the date of delivery if delivered personally, (b) the first business day after it is deposited with such nationally recognized overnight courier service, (c) the day of sending if sent by facsimile prior to 4:00 p.m. (Eastern time) on any business day or the next succeeding business day if sent by facsimile after 4:00 p.m. (Eastern time) on any business day or on any day other than a business day, or (d) five (5) business days after the date of mailing, if mailed by certified or registered mail, postage prepaid, in each case, to the above address, or, if applicable, facsimile number, or to such other address or addresses or facsimile number or numbers as such party may subsequently designate to the other parties by written notice given hereunder.

15

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the date set forth on the first page hereof.

G INVESTMENTS, LLC

By:
	Name:	David J. Minter
	Title:	Manager

COLORADO GRANDE ENTERPRISES, INC.

By:
	Name:	Robert B. Sturges
	Title:	President

16